                                AGREEMENT OF SALE

                             SPRINGFIELD ASSOCIATES

                                       AND

                                PREIT RUBIN, INC.

                                                  TABLE OF CONTENTS
                                                  -----------------
                                                                                                               Page
                                                                                                               ----
1.       Sale and Purchase of Property............................................................................1
2.       Access to Seller's Records, etc..........................................................................3
3.       Purchase Price...........................................................................................4
4.       Quality of Title.........................................................................................5
5.       Representations, Covenants and Warranties of Seller and Buyer............................................8
6.       Assessments; Violations.................................................................................16
7.       Risk of Loss............................................................................................16
8.       Condemnation............................................................................................18
9.       Buyer's Inspections and Tests; Board Approval; Strawbridges.............................................19
10.      Escrow..................................................................................................21
11.      Conditions to Obligations; "As Is" Sale.................................................................21
12.      Closing.................................................................................................23
13.      Provisions with Respect to Closing......................................................................23
14.      Brokerage...............................................................................................32
15.      Operations Prior to Closing.............................................................................33
16.      Default.................................................................................................34
17.      Time of Essence.........................................................................................35
18.      Waiver of Conditions....................................................................................35
19.      Further Assurance.......................................................................................36
20.      Integration-Merger......................................................................................36
21.      No Recording............................................................................................36
22.      Notice..................................................................................................36
23.      Miscellaneous...........................................................................................38
24.      Cooperation with Tax-Free Exchange......................................................................39
25.      Severability of Provisions..............................................................................39
26.      Non-Disclosure..........................................................................................40
27.      Rules of Interpretation.................................................................................40
28.      Limited Liability.......................................................................................40
29.      Access to Documents.....................................................................................41
30.      Return of Documents.....................................................................................41

                                    EXHIBITS
                                    --------

         Exhibit A-1:  Legal Description of Shopping Center Land
         Exhibit A-2:  Legal Description of Vacant Land
         Exhibit A-3:  Legal Description of Office Land
         Exhibit B-1: Description of Personal Property (Shopping Center) Exhibit B-2: Description of Personal Property (Office)
         Exhibit B-3:  Description of Excluded Property
         Exhibit B-4:  Letter Form of Credit
         Exhibit B-5   List of Specific Permitted Exceptions
         Exhibit C:    Schedule of Pending Claims and Litigation
         Exhibit D-1:  Schedule of Leases/Rent Roll (Shopping Center)
         Exhibit D-2:  Schedule of Leases/Rent Roll (Office)
         Exhibit D-3: Schedule of Reimbursable Lease Expenses Approved by Buyer Exhibit E-1: Service Contracts and Other Contracts
         Exhibit E-2:  Defaults Under Contracts
         Exhibit F:    Schedule of Environmental Disclosures
         Exhibit G:    Post-Closing Escrow Agreement
         Exhibit H:    Insurance
         Exhibit H-1   REA Insurance
         Exhibit I:    Escrow Agreement
         Exhibit J:    Form of Deed
         Exhibit K:    Form of Assignment and Assumption of Leases
         Exhibit L-1:  Form of Assignment and Assumption
         Exhibit L-2:  Form of REA/Springpenn Assignment
         Exhibit M-1:  Tenant Estoppel Certificate
         Exhibit M-2:  Form of REA Estoppel
         Exhibit M-3:  Form of Springpenn Estoppel
         Exhibit N:    Form of Bill of Sale
         Exhibit O:    Form of Title Affidavit
         Exhibit P:    Form of Representation Letter
         Exhibit Q:    Schedule of Gift Certificates

                                AGREEMENT OF SALE
                                -----------------

         THIS AGREEMENT OF SALE ("Agreement") is made as of the 16th day of September, 2005 (the "Execution Date"), by and among Springfield Associates, a Pennsylvania limited partnership ("Seller"), and PREIT RUBIN, INC., a Pennsylvania corporation ("Buyer").

                                   WITNESSETH:
                                   -----------

         INTENDING TO BE legally bound hereby, Seller and Buyer agree as follows:

         1.       Sale and Purchase of Property
                  -----------------------------

                  Subject to the other provisions of this Agreement, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller:
(i) that certain improved parcel of land located in Springfield Township, Delaware County, Pennsylvania, having a street address at 1250 Baltimore Pike, Springfield Township, Pennsylvania, as more fully described by a legal description attached hereto and made a part hereof as EXHIBIT "A-1" ("The Shopping Center Land"); and (ii) that certain unimproved parcel of land containing approximately 5.36 acres, also located in Springfield Township, Delaware County, Pennsylvania, as more fully described by a legal description attached hereto and made a part hereof as EXHIBIT "A-2", which parcel was formerly known as the "Kelch Tract" (the "Vacant Land"); and (iii) that certain improved parcel of land located in Springfield Township, Delaware County, Pennsylvania, having a street address at 10 East Sproul Road, Springfield Township, Pennsylvania, as more fully described by a legal description attached hereto and made a part hereof as EXHIBIT "A-3" ("Office Land") (The Shopping Center Land, the Vacant Land and the Office Land are sometimes collectively referred to herein as the "Land"); in each case together with the following:

                  (a) all buildings, appurtenant fixtures and other improvements (the "Improvements") presently erected on the Land and owned by Seller, including (i) the enclosed regional mall containing approximately 221,000 leaseable square feet and known as the "Springfield Mall" located on The Shopping Center Land (including The Shopping Center Land, the "Shopping Center"), and (ii) the office building containing approximately 2976 leaseable square feet located on the Office Land;

                  (b) all rights, privileges, grants and easements appurtenant to the Land and owned by Seller, including all of Seller's right, title and interest in and to all land lying in the bed of any public street, road or alley, all mineral and water rights and all easements (including that certain Construction, Operating and Reciprocal Easement Agreement dated August 23, 1973, recorded in the office of the Recorder of Deeds in and for Delaware County, Pennsylvania (the "Recorder's Office") in Deed Book 2469, page 564 (the "REA"), and that certain Two-Party Agreement dated August 22, 1973, by and between Seller and Springpenn Properties Corp., a Pennsylvania corporation (together with its successors and assigns, "Springpenn"), which is unrecorded but for which a Memorandum of Agreement dated August 22, 1973 was recorded in the Recorder's Office in Deed Book 2484, page 969, as amended by that certain Agreement dated November 15, 1973, by and between Seller and Springpenn, recorded in the Recorder's Office in Deed Book 2521, page 764 (as amended, the "Springpenn Agreement")), licenses, covenants and rights-of-way and other appurtenances used in connection with the beneficial use and enjoyment of the Land (the Land, the Improvements and all such rights, privileges, easements and grants are sometimes collectively referred to herein as the "Real Property");

                  (c) all personal property, equipment and inventory owned by Seller and located on or at the Real Property, or used exclusively in connection with the Real Property (the "Personal Property"), including the Personal Property described in EXHIBITS "B-1" (associated with The Shopping Center Land) and "B-2" (associated with the Office Land), attached hereto and made a part hereof;

                  (d) all leases (including leases with temporary tenants), license agreements and other rights of occupancy as set forth on EXHIBITS "D-1" (with respect to the leases pertaining to The Shopping Center Land) and "D-2" (with respect to the leases pertaining to the Office Land), attached hereto (including all amendments and modifications thereto), and those entered into after the Execution Date in accordance with the terms of this Agreement (including leases with temporary tenants) (as amended, collectively, the "Leases") with respect to the use and occupancy of the Real Property, together with any guaranties provided thereunder, and rents, additional rents, reimbursements, profits, income, and the amount deposited (the "Security Deposits") under any Lease in the nature of security for the performance of the obligations of the tenant, including temporary tenants (individually a "Tenant", and collectively, the "Tenants") under the Leases (provided, however, that the term "Leases" hereunder shall not be construed to include subleases, license agreements and other rights of occupancy, if any, created separately by Tenants under their respective Leases, and in which Seller has no interest);

                  (e) to the extent assignable, all of Seller's right, title and interest (if any) in and to trademarks and tradenames (if any) now used in connection with the Real Property, including the name "Springfield Mall", and any other name by which the Real Property is commonly known, and all goodwill, if any, related to such names (collectively, the "Tradenames"); provided, that Seller makes no representation or warranty as to title, validity or exclusivity of any of the Tradenames;

                  (f) to the extent assignable, all of Seller's right, title and interest in all permits, licenses, guaranties, approvals, certificates and warranties heretofore obtained by Seller and now existing relating to the Real Property or the Personal Property (collectively, the "Permits and Licenses"); and all of Seller's right, title and interest in and to the Contracts (as hereinafter defined) and in the telephone numbers in use at the Real Property (together with the Permits and Licenses and the Contracts, the "Intangible Property");

                  (g) to the extent assignable, all of Seller's right, title and interest in all promotional material, marketing materials, brochures, photographs (collectively, the "Promotional Materials") in Seller's possession or control, and in all books, records, tenant data, leasing material and forms, "Past" (which when used in this Agreement shall mean in the calendar year in which this Agreement is dated and the preceding five (5) calendar years) and current rent rolls, files, statements, market studies, surveys, blue prints, drawings, plans and specifications (including HVAC, mechanical and plumbing plans and specifications), reports (including soils, engineering and environmental reports), tests, correspondence with tenants, vendors, suppliers, utility companies taxing authorities and other third parties, promotional funds, and other materials of any kind owned by Seller which are used by Seller in the use and operation of the Real Property or Personal Property (collectively, and together with the Promotional Materials, the "Books and Records"), subject in all cases to any copyrights and other proprietary rights therein of third parties and without representation or warranty concerning the contents thereof except as expressly set forth herein; and

                  (h) to the extent assignable, all other rights, privileges and appurtenances owned by Seller, if any, and in any way related to the rights and interests described in this Paragraph 1 and intended to be conveyed hereunder.

                  Notwithstanding the foregoing, tax returns of Seller and/or partners of Seller are not subject to this Agreement. The Real Property, the Personal Property, the Leases, the Tradenames, the Intangible Property, the Books and Records and the other property interests being conveyed hereunder are hereinafter collectively referred to as the "Property". Notwithstanding the foregoing, the Property does not include the items listed in EXHIBIT "B-3", attached hereto and made a part hereof (the "Excluded Property").

         2.       Access to Seller's Records, etc.
                  --------------------------------

                  (a) Seller has afforded Buyer and Buyer's designees, and shall hereafter afford to Buyer and Buyer's designees, reasonable access at the Real Property and the right to copy, during normal business hours and upon reasonable notice (which may be by telephone), at Buyer's expense, all Leases and the Contracts, together with the following items, to the extent such items are Past or current and are located at the Real Property or are otherwise reasonably within Seller's control and available for Seller to provide to Buyer: Seller's books and records related to the operation and ownership of the Property, audits and appraisals, environmental and engineering studies and records, current rent rolls, existing REA's, title policies, surveys, site plans, lease plans, real estate tax records, operating expense statements and delinquency reports, together with all other books and records of Seller. Seller represents, warrants, and covenants that Seller has not provided to Buyer, and shall not hereafter provide to Buyer, any such documents that Seller knows contain false information; provided, that such knowledge limitation shall not apply to the Leases and the Contracts. Seller shall not be required to make available any Excluded Items. Buyer has had the right, and shall continue to have the right, upon notice to Seller (which may be by telephone) to consult with Seller's management personnel, subject to Seller's prior consent, not to be unreasonably withheld, conditioned or delayed. Buyer shall identify in any such notice the personnel Buyer desires to consult. The rights of Buyer contained in this subparagraph 2(a) shall continue for so long as this Agreement remains in full force and effect. Buyer represents that it has not, and that Buyer shall not (unless required by law) contact any governmental authority with respect to the Property without reasonable prior notice to Seller (affording Seller the opportunity to accompany Buyer) and without Seller's prior approval; provided, that nothing shall prevent Buyer or its agents from requesting customary zoning/permitting letters regarding the Real Property from local municipal officials and from consulting with the Pennsylvania Department of Environmental Resources regarding its underground storage tank database; provided, however, that the foregoing representation and obligations shall not apply to searches of or inquiries concerning the contents of public records or verifications of applicable zoning, building and other codes or records of compliance with such codes. Buyer may interview Tenants only upon the following conditions: (i) Buyer provides Seller with telephonic notice at least 24 hours in advance of contact provided that Buyer and Seller shall agree on a mutually convenient time to interview the Tenants, (ii) Seller shall be permitted to accompany Buyer's representative to any meeting at the Real Property with a Tenant, and (iii) Buyer's inquiry is limited to questioning the Tenant as to its current satisfaction with the Property and with Seller and shall not include any communication concerning any current or future plans of Buyer.

                  (b) Seller shall cooperate reasonably with Buyer in facilitating its due diligence inquiry; provided, that Seller shall not be obligated to incur any out-of-pocket expense or liability in connection with such inquiry.

         3.       Purchase Price
                  --------------

                  (a) The total purchase price (the "Purchase Price") for the Property is ONE HUNDRED THREE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($103,500,000.00). The Purchase Price shall be payable as follows:

                          (i) Within two (2) business days following the Execution Date, the sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) (the "Earnest Money") shall be paid to the Escrow Agent (as hereinafter defined) by wire transfer of immediately available funds, to be held pursuant to Paragraph 10 (the Earnest Money, together with all interest earned thereon, is collectively referred to as the "Deposit");

                          (ii) Notwithstanding the provisions of subparagraph 3(a)(i), in lieu of posting the Earnest Money, Buyer may instead deliver to Escrow Agent an irrevocable letter of credit (which shall be deemed part of the "Deposit") from Wells Fargo Bank or such other financial institution reasonably satisfactory to Seller (which satisfaction shall be conditioned, inter alia, on the ability of Seller to draw on the letter of credit in Philadelphia or Delaware County, Pennsylvania or such letter of credit shall expressly permit drawings by overnight delivery), in the amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000), with an expiration date no earlier than December 31, 2005. Such letter of credit shall be in the form of EXHIBIT "B-4" attached hereto and made a part hereof; and

                          (iii) The balance of the Purchase Price, subject to adjustment as provided in this Agreement, shall be paid at Closing (as hereinafter defined) by wire transfer of immediately available funds.

                  (b) The Purchase Price shall be increased by an amount equal to the prepayment penalty paid by Seller pursuant to the formula therefor contained in the Note (the "Note") dated September 17, 1997, from Seller to Northwestern Mutual Life Insurance Company ("Lender"), less $260,000. If, with the consent of Lender and Seller, Buyer assumes the loan evidenced by the Note, the Purchase Price shall be reduced by (A) the principal amount of such loan outstanding at the time of Closing plus (B) $260,000. Any assumption of the existing loan shall require the release of all borrowing entities and any existing guaranties and return of any escrowed monies to Seller. Nothing in this subparagraph 3(b) shall be deemed to require Buyer to assume such loan.

         4.       Quality of Title
                  ----------------

                  (a) Title to the Real Property (including Buyer's rights to use any easements appurtenant to the Real Property for the purposes granted) at the Closing shall be conveyed in fee simple and shall be (i) good and marketable and free and clear of all liens, encumbrances, leases, restrictions, easements and other exceptions or objections to title, except for the Permitted Exceptions (as hereinafter defined), and (ii) insurable as aforesaid in the full amount of the Purchase Price by a reputable title insurance company selected by Buyer (the "Title Company") at regular standard rates pursuant to a 1992 ALTA Owner's Policy Form (10-17-92). As a further condition to Buyer's obligations under this Agreement, the Title Company must be willing to provide such endorsements as are legally available to owners in Pennsylvania and reasonably requested by Buyer, including a contiguity endorsement if the Real Property is comprised of more than one parcel, subject to the payment by Buyer of any applicable premium or surcharge and Buyer's providing, at its sole expense, an ALTA survey of the Real Property to the Title Company. If Buyer obtains a survey of the Real Property from a surveyor licensed to practice in Pennsylvania, Seller shall, at Buyer's request, use in the Deed (as hereinafter defined) the metes and bounds description of the Land contained on such survey, as well as the metes and bounds description used in the deed(s) pursuant to which Seller acquired title to the Real Property; provided, that such survey is certified to Seller and Buyer. Title to the Personal Property shall be conveyed at Closing and shall be good and marketable and free and clear of all liens, encumbrances, leases, restrictions, easements and other objections to title, except the Permitted Exceptions.

                  (b) The parties acknowledge that Buyer has ordered but has not yet received a survey of the Office Land (the "Office Survey"). Not later than September 23, 2005, Buyer shall submit a copy of an Office Survey to Seller, together with a written notice from Buyer (collectively, the "Survey Notice") specifying any alleged defects in or objections to any matters shown on the Office Survey obtained by Buyer. Buyer shall be deemed to have waived its right to object to any easement, encroachment or other defects in or objections to the Office Survey and not objected to in the Survey Notice (with each such item not objected to additionally being deemed a Permitted Exception).

                  (c) After Buyer delivers the Survey Notice, Seller shall have until five (5) days after receipt of the Survey Notice in which to notify Buyer in writing (the "Seller's Response") as to which of the objections, if any, raised in the Survey Notice Seller will undertake to cure, and which it declines to cure. If Seller does not give the Seller's Response within such five (5)-day period, then Seller shall be deemed to have refused to cure all objections raised in the Survey Notice. Notwithstanding anything to the contrary contained in this Agreement, Seller shall have no obligation to cure any objection raised in the Survey Notice except for conditions voluntarily created by Seller after the Execution Date. If Seller declines to cure or agree to cure or is deemed to decline to cure on or before the Closing Date (as hereinafter defined) any survey objection that Seller is not obligated under this Agreement to cure, Buyer shall have until the period ending five (5) days after delivery of the Seller's Response, or if the Seller's Response is not given, then five (5) days after the expiration of the five (5)-day period within which Seller was permitted to give the Seller's Response, in which to elect, as Buyer's sole right and remedy, to elect not to purchase the Office Land and the Improvements thereon and other items of the Property pertaining solely to the Office Land, and to terminate this Agreement only insofar as it concerns the Office Land and the Improvements and such other items of Property pertaining solely to the Office Land, by written notice to Seller. Seller shall be obligated to remove and discharge on or before the Closing Date all objections to the Office Survey which Seller agreed to cure as above provided. If Buyer does not so elect not to purchase the Office Land and the Improvements thereon and other items of the Property pertaining solely to the Office Land, those matters to which Buyer objected in the Survey Notice and which Seller declined or is deemed to have declined to cure and is not otherwise obligated to cure under this Agreement shall also be deemed Permitted Exceptions. If Purchaser elects not to purchase the Office Land and the Improvements thereon and other items of the Property pertaining solely to the Office Land, the Purchase Price shall be reduced to be $102,000,000.00, the terms and provisions hereof concerning the Office Land and the Improvements thereon and other items of the Property pertaining solely to the Office Land shall be disregarded, and this Agreement shall otherwise remain in full force and effect.

                  (d) Notwithstanding anything to the contrary contained in this Agreement, Seller shall be obligated to satisfy and remove at or before the Closing Date all monetary liens of a fixed or otherwise ascertainable amount, such as mortgages, judgments, taxes (subject to adjustment as hereinafter provided), municipal claims, mechanics' liens and the like ("Monetary Liens") and non-monetary title exceptions voluntarily created by Seller after the Execution Date, and the same shall not be Permitted Exceptions (even in the absence of any notice from or objection thereto by Buyer). If, on the Closing Date, there are any Monetary Liens or other exceptions to title which Seller is obligated under this Agreement to pay and discharge, Seller or Buyer shall have the right to use any portion of the balance of the Purchase Price to pay and satisfy the same and to pay all governmental recording fees in connection therewith. If Seller is unable to convey title to the Real Property to Buyer at Closing in accordance with this Paragraph 4, Buyer shall have the option of taking such title as Seller is able to convey without abatement of the Purchase Price, or of terminating this Agreement; provided, that Seller shall, on or before the Closing Date, be obligated to remove and discharge and Buyer shall have the option of closing with an abatement of the Purchase Price in the amount of all Monetary Liens and all governmental recording fees in connection therewith. Seller's obligations hereunder with respect to Monetary Liens shall be subject to the terms of Paragraph 6 hereof, with respect to the subject matter thereof.

                  (e) If Buyer terminates this Agreement as provided in subparagraphs 4(c) or 4(d), the Deposit shall be returned to Buyer by the Escrow Agent, and neither Seller nor Buyer shall have any further rights, claims or obligations against one another arising out of this Agreement, except for the indemnity and restoration obligations of Buyer to Seller as set forth in Paragraph 9 and the confidentiality obligations of the parties set forth in Paragraph 26 (collectively, the "Continuing Obligations"). Notwithstanding the foregoing, if Seller willfully creates a title objection after the Execution Date, willfully fails to cure any objection it agreed to cure pursuant to subparagraph 4 (c) or if Seller fails to remove and discharge Monetary Liens, such that title is not in the condition required by this Agreement, Buyer, in addition to the foregoing rights and remedies, shall have the rights and remedies specified in subparagraph 16(a) for willful defaults of Seller, which rights shall survive termination of this Agreement.

                  (f) For the purposes of this Agreement, the following shall be deemed "Permitted Exceptions":

                          (i) Real estate taxes (subject to adjustment as hereinafter provided) for the fiscal tax year in which the Closing shall occur and subsequent fiscal tax years not yet due and payable;

                          (ii) Zoning and building laws and ordinances of Springfield Township that are not violated by existing structures and that are not violated by and do not prevent, interfere with or adversely affect the continued use and operation of the Property for the same purposes as used and operated at present;

                          (iii) Except to the extent objected to in the Survey Notice, the state of facts that would be shown on an accurate survey of the Real Property on the last day of the Inspection Period (as hereinafter defined), such as easements not of record;

                          (iv) The rights of Tenants, as tenants only, under the Leases;

                          (v) Any exception caused by Buyer (provided, that nothing herein is intended to authorize Buyer to create any lien with respect to the Property or any other title exception, and Buyer covenants not to do so unless and until it acquires the Property);

                          (vi) The REA;

                          (vii) Any matter deemed to be a Permitted Exception under subparagraphs 4(b) or 4(c);

                          (viii) Rights of the public in and to public roads and waterways;

                          (ix) The specific exceptions to title set forth on EXHIBIT "B-5" attached hereto and made a part hereof.

                  (g) The parties acknowledge that the laws of the Commonwealth of Pennsylvania may require that certain governmental agencies or authorities be notified in advance of the Closing Date of the proposed transfer of the Real Property by Seller to Buyer, and in certain cases that Seller obtain and deliver to Buyer a clearance certificate (the "Clearance Certificate") evidencing the payment by Seller of certain taxes, assessments and contributions to the Commonwealth of Pennsylvania. The parties further acknowledge that, as a result of procedures for the administration of applications for such Clearance Certificate, and anticipated delays therein, it may not be reasonably possible for Seller to obtain and deliver such Clearance Certificate as of the date of Closing, or for some period of time thereafter. Seller shall be responsible for providing all notices to governmental agencies required under such laws and for providing, at Closing, evidence reasonably acceptable to Buyer that such notices have been delivered. Seller shall act in good faith and with reasonable diligence to apply for, obtain and deliver to Buyer (with copies to the Title Company) the Clearance Certificate at or as soon after the date of Closing as is reasonably possible. If the Clearance Certificate is not available at the Closing, the failure to deliver the Clearance Certificate, and any exception therefor raised by the Title Company, shall not constitute a default by Seller or a deficiency in title; provided, that Seller delivers to Buyer and to the Title Company at Closing Seller's written indemnity (in favor of Buyer and the Title Company) against loss or damage as a result of Seller's failure to comply with any of the laws described in this subparagraph 4(g), in form reasonably acceptable to Seller, Buyer and the Title Company, such indemnity not to expire unless and until Seller delivers the Clearance Certificate to Buyer (with copies to the Title Company). Seller hereby agrees to indemnify, defend with counsel reasonably acceptable to Buyer and hold Buyer harmless from and against any and all losses, damages, costs, expenses, claims, suits, and liabilities (including reasonable legal fees) incurred by or asserted against Buyer by reason of Seller's failure to pay any taxes or comply with any bulk sales statute, including 72 P.S. ss. 1403; 72 P.S. ss. 7240; 43 P.S. ss. 788; 72 P.S. ss.
7321.1 and 69 P.S. ss. 529. The obligations set forth in this subparagraph 4(g) shall survive Closing and shall not be subject to the terms or limitations contained in subparagraph 5(e) of this Agreement.

                  (h) On the Closing Date, Seller shall deliver to the Title Company payoff statements or other instructions from the holders of mortgages and other Monetary Liens setting forth the liquidated amounts required that will be sufficient to obtain the discharge of all Monetary Liens.

                  (i) If, at the Closing Date, it appears that the Real Property may be or is subject to mechanics' or materialmen's liens or the lien of decedent's debts, Seller shall, at Seller's sole cost and expense, provide to the Title Company such information, documents and assurances reasonably required by the Title Company to remove any exceptions therefor from Buyer's title policy.

         5.       Representations, Covenants and Warranties of Seller and Buyer
                  -------------------------------------------------------------

                  (a) Seller represents, covenants and warrants as of the Execution Date (and, except as otherwise expressly provided below, as a condition to Buyer's obligation to complete Closing, Seller shall reaffirm and restate the following at and as of the date of Closing) as follows:

                          (i) To Seller's actual knowledge, Seller has indefeasible fee simple title to the Real Property. This representation shall merge into the Deed at Closing and shall not survive Closing.

                          (ii) To Seller's actual knowledge, there is no action, suit, arbitration, litigation or other proceeding (collectively "Proceedings") pending, or to Seller's actual knowledge, threatened, against or affecting all or any portion of the Property, or the transactions contemplated by this Agreement in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality, or in any other forum, including proceedings for or involving collections, evictions, condemnation, eminent domain, violations relating to use or occupancy by handicapped or disabled persons, personal injuries or property damage, except for litigation fully covered, without reservation, as to liability and defense costs under Seller's liability insurance policies, collection actions against Tenants, and certain other actions, all as identified on EXHIBIT "C", attached hereto and made a part hereof. To Seller's actual knowledge, no Proceedings are pending or threatened in writing against Seller, that if adversely determined, would impair its ability to perform its obligations under this Agreement.

                          (iii) Seller has the full right, power and authority to enter into and perform this Agreement and to sell and convey the Property to Buyer as herein provided. The person(s) executing this Agreement on behalf of Seller has full and complete authority to do so and to bind Seller thereby, and such execution has been duly authorized by all requisite action (if any is required) of Seller. Other than the requirement that Seller obtain a commercial certificate of occupancy from Springfield Township in connection with the sale transaction described herein, no joinder or consent of any person or entity will be necessary to convey, on the terms set forth herein, the Property to Buyer at Closing as provided under this Agreement.

                          (iv) This Agreement, when executed by Seller, shall constitute a valid, legal and binding obligation of Seller.

                          (v) Annexed hereto as Part I of EXHIBITS "D-1" and "D-2" and made a part hereof is a schedule identifying each Lease affecting the Property as of the Execution Date. The information contained in each such schedule is accurate in all material respects. The Leases previously provided to Buyer for copying pursuant to subparagraph 2(a) are true and complete and the copies that will be provided to Buyer of any new Leases, including any amendments thereto, hereafter entered into by Seller in accordance with the terms of this Agreement will be true and complete.

                          (vi) There are now no leases, lettings, tenancies, licenses or other rights of occupancy affecting any part of the Property except the Leases, and there are no written (or, to Seller's actual knowledge, binding oral) agreements modifying or supplementing any Lease, except as set forth in EXHIBITS "D-1" and "D-2". Except as set forth on Part II of EXHIBITS "D-1" and "D-2", (A) neither Seller nor, to Seller's actual knowledge, anyone on behalf of Seller, has received written notice from any Tenant asserting any claim, offset or defense which would affect the collection of rent from such Tenant, and to Seller's actual knowledge, there exist no circumstances which, with notice and/or the expiration of any cure period, would give rise to any such claim, offset or defense; (B) to Seller's knowledge, all improvements, alterations and other work required to be performed by the landlord under each of the Leases has been performed by Seller as of the Execution Date, or the cost thereof to be reimbursed to any such Tenants as an incident of such tenancy has been reimbursed as of the Execution Date; (C) all repairs of which written notice has been given to Seller by the applicable Tenant(s) and for which Seller, as landlord, is responsible under the applicable Lease(s) have been performed as of the Execution Date; (D) no written notice of default or breach on the part of the landlord under any of the Leases has been received by Seller or (to Seller's knowledge) its agents from the Tenant thereunder; and (E) to Seller's knowledge, there are no currently pending challenges by any Tenant to the accuracy or validity of any charges to such Tenant for common area maintenance, taxes or other items of rent or additional rent under such Tenant's Lease.

                          (vii) To Seller's knowledge, each Lease is in full force and effect. Except as otherwise noted in EXHIBITS "D-1" and "D-2", no Lease has been modified or amended; to Seller's knowledge, the landlord under each Lease has paid, performed and observed all of (and is not in default in the payment, performance or observance of any of) the terms, covenants or conditions on the landlord's part to be paid, performed and observed thereunder, except as set forth on EXHIBITS "D-1" and "D-2"; except as otherwise noted in Part III of EXHIBITS "D-1" and "D-2" the Tenant under each Lease has paid, and to Seller's knowledge performed and observed all of (and is not in default in the payment, performance or observance of any of) the terms, covenants and conditions on the Tenant's part to be paid, and to Seller's knowledge, performed and observed thereunder. Seller will deliver to Buyer updated EXHIBITS "D-1" and "D-2" within three (3) business days prior to the date of Closing.

                          (viii) No Tenant has prepaid rent for more than the current month, or, to Seller's knowledge, except as set forth in Part IV of EXHIBITS "D-1" and "D-2", is entitled to receive any unexpended rent concession, rent-free occupancy, allowances, rebates or refunds in connection with its tenancy, or is entitled to any work (not yet performed) or consideration (not yet given) in connection with its tenancy. Except as may be pledged pursuant to any existing mortgage covering the Real Property, which pledge shall be terminated on or before the Closing Date, none of the Leases and none of the rents or other amounts payable thereunder have been assigned, pledged or encumbered by or in favor of Seller. No security deposits have been paid by any Tenants of the Property which have not heretofore been returned, except as set forth on EXHIBITS "D-1" and "D-2". Excepting
         (i) as set forth in EXHIBITS "D-1" and "D-2", (ii) all commissions which may become due on account of any renewal or extension of any Lease, or the expansion of any leased premises under any Lease, following the Execution Date, and (iii) as set forth in subparagraph 13(j) of this Agreement for which Seller is not responsible, all brokerage, leasing and other commissions and fees payable in connection with any Lease now existing have been fully paid. There are no outstanding agreements or understandings requiring the payment of commissions to any broker or agent on account of any renewal or extension of any Lease or the expansion of any leased premises, except as set forth in EXHIBITS "D-1" and "D-2", true and complete copies of which have been delivered to Buyer.

                          (ix) There are no contracts for the supply of goods or services of any kind to or for the Real Property or any part thereof of which Seller has knowledge, other than the contracts specifically identified on EXHIBIT "E-1", attached hereto and made a part hereof (the "Service Contracts"). To Seller's actual knowledge, there are no other contracts or agreements specifically related to the Real Property and that will otherwise become binding on Buyer after Closing, other than the Leases, the Service Contracts, the Permitted Exceptions and the contracts specifically identified on Exhibit "E-1" hereto and made a part hereof (the "Other Contracts"). The Contracts (as hereinafter defined) previously provided to Buyer for copying pursuant to subparagraph 2(a) are true and complete and the copies that will be provided to Buyer of any new Contracts and any amendments thereto hereafter entered into by Seller in accordance with the terms of this Agreement will be true and complete. The Service Contracts and the Other Contracts, together with any of the same that are entered into by Seller after the Execution Date in accordance with the terms of this Agreement, are sometimes collectively called the "Contracts". Seller has not given or received written notice that any of the parties to the Contracts are in material default thereunder, nor has Seller received written notice that Seller is in material default under any of the Contracts, except as set forth on EXHIBIT "E-2".

                          (x) To Seller's knowledge, the consummation of the transaction contemplated by this Agreement shall not result in any breach of the provisions of or constitute a default under any agreement, mortgage, contract or other instrument to which Seller is a party or by which Seller may be bound.

                          (xi) Except as set forth on EXHIBIT "F", attached hereto and made a part thereof, Seller has not received written notice of, and Seller has no actual knowledge of, (A) any pending or unresolved Environmental Claim (as hereinafter defined) that has been asserted against or with respect to the Real Property; (B) any above-ground storage tanks or Underground Storage Tanks (as hereinafter defined) that are now located in or under the Real Property, whether or not the same have been registered; (C) any Hazardous Materials (as hereinafter defined) having been discharged, located, stored, generated, produced, processed, treated, or disposed of and being present now or at Closing in, on or under the Real Property in any quantities or concentrations that would require remediation under the Pennsylvania Land Recycling and Environmental Remediation Standards Act (Act 2) as it applies to the current use of the Real Property.

                  The term "Hazardous Materials" shall mean any substance, material, waste, gas or particulate matter which is regulated by any governmental authority, including the Commonwealth of Pennsylvania or the United States Government, and including any material or substance which is: (i) defined as a "hazardous waste", "solid waste", "hazardous material", "hazardous substance", "extremely hazardous waste", "restricted hazardous waste", "pollutant", "contaminant" or words of similar import under any provision of any applicable Environmental Law; (ii) petroleum or petroleum products; (iii) asbestos; (iv) polychlorinated biphenyl; (v) radioactive material; (vi) radon gas; (vii) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. ss. 1251 et seq. (33 U.S.C. ss. 1317); (viii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq. (42 U.S.C. ss. 6903); or (ix) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 41 U.S.C. ss. 9601 et seq. (42 U.S.C. ss. 9601). The term "Environmental Laws" shall mean all statutes specifically described in the foregoing sentence and all other federal, state and local environmental, health and safety statutes, ordinances, codes, rules, regulations, orders and decrees applicable to the Real Property regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Materials with regard to the Real Property. The term "Environmental Claim" shall mean any written administrative, regulatory or judicial action, suit, demand, demand letter, claim, lien, notice of non-compliance or violation, investigation or proceeding relating in any way to the Real Property and any applicable Environmental Law or any permit issued under any such applicable Environmental Law including (a) by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) by any third party seeking damages, contribution, indemnification, cost recovery, compensation or other monetary or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment as a result of the presence of Hazardous Material on the Real Property. "Tank Laws" shall mean the Pennsylvania Storage Tank and Spill Prevention Act, 35 Pa. Cons. Stat. ss. 6021.101, et seq., the Pennsylvania Underground Storage Act, 58 Pa. Cons. Stat. ss. 451, et seq. and the federal Underground Storage Tank Law (Subtitle I) of the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., together with all substitutions thereof, and any successor legislation and regulations. "Underground Storage Tank" shall mean each and every "underground storage tank", whether or not subject to the Tank Laws, as well as the "monitoring system", the "leak detection system", the "discharge detection system" and the "tank system" associated with the "underground storage tank", as those terms are defined by the Tank Laws.

                          (xii) Seller has not received written notice from any governmental or municipal authority informing Seller that any condition at the Real Property constitutes an uncorrected violation(s) of any applicable municipal code or of any other federal, state or municipal law, ordinance or regulation affecting the Property and Seller has no actual knowledge of any such condition. Seller has not received any written notice that any of the Permits and Licenses are subject to, or in jeopardy of, revocation or non-renewal.

                          (xiii) Seller is a limited partnership duly formed and validly subsisting under the laws of the Commonwealth of Pennsylvania.

                          (xiv) No person or entity has any option, right of first refusal or similar right to purchase all or any portion of the Property.

                          (xv) Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller's creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of Seller's assets, suffered the attachment or other judicial seizure of all, or substantially all, of Seller's assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

                          (xvi) Seller has fewer than fifty (50) employees. There are no union agreements, collective bargaining agreements or employment contracts affecting workers at the Real Property or other employees of Seller. Seller is not, and is not acting on behalf of, an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, a "plan" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of any such employee benefit plan or plans.

                          (xvii) There are no proceedings now pending for a reduction in the assessed valuation of the Real Property, and Seller shall not initiate any such proceedings.

                          (xviii) The zoning classification for the Real Property (other than the Vacant Land) is "SC" (Shopping Center); and the zoning classification of the Vacant Land is "R" (Residential).

                          (xix) The property insurance policies presently in effect with respect to the Real Property are as set forth in EXHIBIT "H", attached hereto and made a part hereof. In no event shall Seller increase, or permit the increase of, the presently-existing deductible amount under any property casualty insurance policy pertaining to the Real Property, during the pendancy of this Agreement prior to the completion of Closing, without first obtaining Buyer's written approval.

                          (xx) The Personal Property is owned by Seller free and clear of all liens and encumbrances, subject to the Permitted Exceptions and to any lien or security interest created pursuant to existing financing documents that will be released and satisfied at Closing.

                          (xxi) The copy of the Note delivered to Buyer by Seller is true and complete, and the provisions regarding prepayment therein shall not be modified.

                          (xxii) Seller is not a foreign person within the meaning of Section 1445(f) of the Code, and Seller agrees to execute any and all documents necessary or required by the Code or Buyer in connection with such declaration.

                          (xxiii) Seller has received no written notice of any proposed curtailment of any utility service to the Real Property.

                          (xxiv) (a) To Seller's actual knowledge, the REA is in full force and effect and has not been modified, amended or supplemented in any way and the copy thereof delivered to Buyer is true and complete; (b) there are no other written agreements between the parties to the REA regarding the Property other than as set forth in the REA and the Springpenn Agreement; (c) the REA has not been terminated by Seller and Seller has not received notice of termination by any of the parties thereto; (d) no party to the REA is in material default under any of the material requirements, provisions, terms, conditions, or covenants of the REA (including the requirements with respect to the identity of Tenants) by any party; (e) the Third Operating Period (as defined in the REA) has expired; (f) Seller's management company that manages the Shopping Center common areas currently manages the Common Areas (as defined in the REA) on the tracts of the department store parties to the REA; (g) [Strawbridges] is currently obligated to pay Seller mall maintenance and HVAC charges in the amount of $188,485.86 per year on a monthly basis; (h) [Strawbridges] has approved the budget for 2005 described in Section 8.7(e) of the REA; (i) all reconciliations of mall maintenance and HVAC charges for calendar year 2004 and previous calendar years with payments made by [Strawbridges] therefor have been made and accepted by [Strawbridges]; (j) neither department store party to the REA has made any covenant to operate its store beyond the period required under
         Section 13.1 of the REA nor has either provided notice to the other parties that it is exercising its right to cease operation of its store pursuant to Section 13.1 of the REA; (k) there exists no Merchant's Association but, as of September 7, 2005, Seller holds $165,607.03 of funds known as the "Merchandising Fund" and $55,690.24 known as the "Marketing Fund" on behalf of tenants; (l) Seller collects no merchandising, promotional, advertising or media funds other than the Merchandising Fund and the Marketing Fund; and (m) Seller maintains the insurance described in EXHIBIT H-1, attached hereto and made a part hereof, in accordance with the requirements of the REA. At Closing, Seller shall execute and deliver to Buyer a written statement by Seller as to the amount of the funds described in the preceding sentence it then holds.

                          (xxv) (a) The Springpenn Agreement is in full force and effect and has not been modified, amended or supplemented in any way and the copy thereof delivered to Buyer is true and complete; (b) there are no other written agreements or understandings between the parties to the Springpenn Agreement regarding the Property other than as set forth in the Springpenn Agreement and the REA; (c) the Springpenn Agreement has not been terminated with respect to any of the parties thereto; (d) no party to the Springpenn Agreement is in material default under any of the material requirements, provisions, terms, conditions or covenants of the Springpenn Agreement, and no event has occurred or situation exists which would, with the passage of time or the giving of notice, or both, constitute a material default under the Springpenn Agreement (including the requirements with respect to the identity of tenants) by any party; (e) Springpenn is obligated to pay Seller a Mall Charge (as defined in the Springpenn Agreement) in the amount of $1876.71 monthly, in advance, for management of the Mall (as defined in the Springpenn Agreement); (f) Springpenn has not requested that Seller provide any additional police or security services for the Mall; (g) Springpenn is obligated to pay Seller a Common Area Charge (as defined in the Springpenn Agreement) in the amount of $8861.20 monthly, in advance, for management of the Common Area (as defined in the Springpenn Agreement) on Springpenn's tract; and (h) Springpenn has not requested that Seller provide any additional police or security services for the exterior Common Area of the Shopping Center Site (as defined in the Springpenn Agreement).

         Seller shall indemnify, defend with counsel reasonably acceptable to Buyer and hold harmless Buyer from and against all claims, liabilities, losses, damages, penalties and costs, including reasonable counsel, engineering and other professional or expert fees, which Buyer may incur, to the extent arising from any breach of any of the representations or warranties by Seller in this Agreement; provided in each case, however, that Buyer's written claim stating the nature of such breach with reasonable particularity shall have been received by Seller prior to the expiration of the applicable survival period for the representation or warranty alleged to have been breached.

                  (b) Buyer represents, covenants and warrants as of the Execution Date (and, as a condition to Seller's obligation to complete Closing, Buyer shall reaffirm and restate the following at and as of the date of Closing) as follows:

                          (i) Buyer is a corporation duly formed and validly subsisting under the laws of the Commonwealth of Pennsylvania. Buyer has the full right, power and authority to enter into and perform this Agreement and to purchase and accept the conveyance of the Property to Buyer as herein provided. The person(s) executing this Agreement on behalf of Buyer has full and complete authority to do so and to bind Buyer thereby, and such execution has been duly authorized by all requisite action of Buyer.

                          (ii) This Agreement, when executed by Buyer, shall constitute a valid, legal and binding obligation of Buyer.

                          (iii) Buyer has adequate funds to fulfill all of its obligations under this Agreement, including payment of the Purchase Price.

                          (iv) The consummation of the transaction contemplated by this Agreement shall not result in any breach of the provisions of or constitute a default under any agreement, mortgage, contract or other instrument to which Buyer is a party or by which Buyer may be bound.

                  (c) All representations, covenants and warranties of the parties in this Paragraph 5 and the representations and warranties of the parties elsewhere in this Agreement shall survive the Closing under this Agreement, unless otherwise expressly provided in this Agreement, for a period of one (1) year.

                  (d) In the event either party shall believe it has a claim for the breach of any of the representations, covenants and warranties contained in this Agreement after the completion of the Closing, such claim shall be asserted in writing to the other party within the period of survival of such representation, covenant or warranty (if any) or the same shall be deemed to have been waived.

                  (e) If Buyer's damages resulting from any breaches of any covenants, obligations, indemnities, liabilities, representations or warranties of Seller contained in this Agreement and/or contained in the documents to be delivered by Seller at Closing pursuant to this Agreement (excepting the representations, warranties and covenants of Seller set forth in Paragraphs 4(g) (and the indemnity required to be provided by Seller thereunder), 13(n), 13(m) and 14 hereof and Seller's warranty contained in the Deed, collectively the "Excluded Covenants and Warranties") are equal to or less than $250,000 in the aggregate, Buyer shall assume and bear the same without contribution or indemnity from Seller on account of such initial $250,000 damages ("Buyer's Deductible Sum"). Further notwithstanding anything contained in this Agreement to the contrary, if the Closing shall have occurred, the aggregate liability of Seller arising on account of any breach(es) on the part of Seller of any of the covenants, obligations, indemnities, liabilities, representations or warranties of Seller contained in this Agreement and/or contained in the documents to be delivered by Seller at Closing pursuant to this Agreement (excepting the Excluded Covenants and Warranties) shall not exceed $1,000,000 (over and above Buyer's Deductible Sum). To secure to Buyer payment of Seller's liability which may arise after Closing pursuant to or in connection with the covenants, representations and warranties of Seller in this Agreement, at Closing, Seller shall deposit the sum of $1,000,000 with Escrow Agent (in such capacity, "Post-Closing Escrowee"), which shall be held and disbursed pursuant to the terms and conditions set forth in the Escrow Agreement attached hereto and made a part hereof as EXHIBIT "G" (the "Post-Closing Escrow Agreement"), which Post-Closing Escrow Agreement shall be executed and delivered by and among Buyer, Seller and Post-Closing Escrowee at the Closing. Notwithstanding anything contained in this Agreement to the contrary, Buyer hereby waives any right or remedy available to it under this Agreement to make a claim against Seller for
(i) damages that Buyer may incur, or to rescind this Agreement and the transactions contemplated hereby, as the result of any of Seller's representations or warranties being untrue, inaccurate or incorrect if Buyer actually knew (as opposed to implied, constructive or imputed knowledge) that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing and Buyer nevertheless closes, (ii) any punitive or consequential damages; and (iii) damages that represent costs for internal "overhead" items; or otherwise are not actual out of pocket expenses incurred by Buyer. The provisions of this subparagraph 5(e) shall survive Closing.

                  (f) Notwithstanding anything in this Agreement to the contrary, wherever in this Agreement Seller makes any representation or warranty to its knowledge, such representation or warranty shall be based upon the actual knowledge of Seller. As used in the Agreement, the actual knowledge of Seller shall be deemed to be limited solely to the actual knowledge (as opposed to implied, constructive or imputed knowledge) of Larry Shontz. Seller represents and warrants that Larry Shontz has responsibility for overseeing the day-to-day operations of the Property. Nothing in this subparagraph 5(f) shall create any personal liability on the part of the above named representative of Seller.

         6.       Assessments; Violations
                  -----------------------

                  Seller represents and warrants that it has not received any written notice of any currently due and unpaid assessments made against the Property. Seller shall pay for all installments of municipal and other governmental assessments that become due before Closing; and, if Closing occurs, Buyer shall pay for such municipal and other governmental assessments that become due after Closing. If any notice of any violation of any municipal code or of any other federal, state or municipal law, ordinance or regulation affecting the Property (including any notice of corrective work issued in connection with Seller's application for a commercial certificate of occupancy pursuant to subparagraph 13(a)(xvii) is issued after the Execution Date (and before the Closing Date), Seller shall, at Seller's sole expense, cause the same to be cured and dismissed of record before Closing, or if such cure and dismissal is not reasonably possible, Buyer shall receive a credit against the Purchase Price for the amount its licensed design professional reasonably estimates that such cure and dismissal will cost. The provisions and obligations under this Paragraph 6 shall survive Closing. Notwithstanding the foregoing, if the aggregate cost of the work required of Seller in order to comply with the requirements contained in this Paragraph 6 shall exceed $150,000 then Seller shall give notice of the same to Buyer as soon as Seller shall learn of the requirement for any such work and Seller shall have the election, which shall be made in such notice, either to perform such work or to refuse to do so. If Seller shall refuse to perform such work then Buyer shall elect to do either of the following within ten (10) days after receipt of Seller's notice: (i) accept the Real Property without any of such work being done and receive a credit against the Purchase Price in the amount of $150,000 (which amount shall be credited against the $1,000,000 limit of liability, and $1,000,000 deposit, required of Seller under subparagraph 5(e) hereof) or (ii) terminate this Agreement, in which event the Deposit shall be returned to Buyer and neither Seller nor Buyer shall have any further rights, claims or obligations against one another arising out of this Agreement, except that the parties shall be liable for their respective Continuing Obligations.

         7.       Risk of Loss
                  ------------

                  (a) Seller shall keep in full force and effect through the Closing Date all the insurance policies (or substantially similar policies) described in EXHIBIT "H", in amounts at least equal to the amounts now maintained. In the event of any loss or damage to the Improvements due to fire or other casualty (i) Seller shall give Buyer written notice thereof within ten
(10) days after Seller obtains knowledge of such event (excluding any di minimus loss to be remediated by Seller's routine repair and maintenance activities), and if such loss or damage constitutes a Material Loss (as hereinafter defined) Seller shall provide to Buyer such information as Seller shall obtain regarding the costs and estimated duration of any required repairs or restoration promptly after Seller obtains such information, and (ii) if such loss or damage constitutes a Material Loss, Buyer shall have the right to terminate this Agreement by written notice to Seller or to Seller's counsel or agent within fifteen (15) days after Buyer receives written notice from Seller or Seller's counsel or agent concerning such loss or damage, and in that event Buyer shall receive the immediate return of the Deposit, this Agreement shall be deemed terminated and the parties shall have no further rights or obligations under this Agreement, except for the Continuing Obligations. "Material Loss" shall mean any loss or damage to the Shopping Center (x) as to which Buyer's architect or engineer, acting reasonably, determines is anticipated to cost in excess of $250,000 to fully restore or replace (including the costs of property protection, licenses, permits, architectural fees and other "soft costs", in addition to actual costs of materials and labor), or (y) by reason of which any Tenants cumulatively occupying more than ten percent (10%) of the Shopping Center terminate their Leases or have the unexpired and unwaived but unexercised (as of the Closing Date or, if earlier, the last date on which Buyer may exercise Buyer's termination right as it may be extended with Seller's written approval) right to terminate their Leases by reason of such loss or damage. In the event Buyer does not elect to terminate this Agreement as provided in this Paragraph 7, or in the event of any loss or damage which does not constitute a Material Loss, Seller shall either (at Seller's sole option) (A) repair and restore such loss or damage prior to Closing to the same condition that existed at the end of the Inspection Period, or (B) convey the Property to Buyer at the Closing in its damaged condition (or in its condition existing at the Closing Date if repairs or restoration shall have been commenced but remain unfinished), and assign or turn over to Buyer all proceeds of insurance or recoveries from third parties actually received by Seller as of the Closing Date (including all proceeds received from rent-loss insurance for the period on and after the Closing Date) together with all of Seller's right, title and interest in and to
(1)any unpaid claim Seller has under the insurance policies covering the Property (including any unpaid claim arising under any policies of rent-loss insurance applicable to the period on and after the Closing Date), and (2) any unpaid claim Seller has against any other third party as a result of the loss or damage, all less such reasonable and documented amounts as Seller shall have paid or incurred for the repair, preservation or restoration of such loss or damage. Seller shall promptly provide to Buyer a copy of any termination notice from any Tenant received by Seller following any casualty or damage to the Property.

                  (b) In the event of the occurrence of casualty damage to the Real Property, Seller shall use commercially reasonable efforts to cause such temporary repairs to be made to the Real Property as shall reasonably be required to abate further deterioration and damage to the Real Property prior to the Closing; provided, however, that Seller shall have the right to be reimbursed from the proceeds of any insurance with respect to the Real Property for the reasonable and documented cost of all such repairs. Such repairs shall be performed in a good and workmanlike manner and in compliance with all regulations, codes and orders of all governmental authorities.

                  (c) In the case of any casualty damage and provided that this Agreement shall be in full force and effect Seller shall not settle or compromise any insurance claims without Buyer's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

         8.       Condemnation
                  ------------

                  (a) If, prior to Closing, any part of the Property is condemned by governmental or other lawful authority asserting the right of eminent domain, or Seller receives notice of any proposed or actual condemnation, taking by eminent domain, or similar proceeding with respect to all or any part of the Property, Seller shall promptly notify Buyer in writing; and, if such taking shall constitute a Material Taking (as hereinafter defined), Buyer shall have the option, by written notice to Seller within fifteen (15) days after Buyer receives written notice from Seller concerning such condemnation, of (i) terminating this Agreement, whereupon the Deposit shall be returned to Buyer, this Agreement shall be deemed terminated, and the parties shall have no further rights or obligations under this Agreement, except for the Continuing Obligations, or (ii) proceeding with the Closing; provided, however, that if such Material Taking pertains only to the Office Land and/or the Improvements thereon, then Purchaser's termination right hereunder shall be limited so that Purchaser may elect not to purchase, and may terminate this Agreement only with respect to, the Office Land and the Improvements thereon and other items of the Property pertaining solely to the Office Land; and if, in that case, Purchaser elects not to purchase the Office Land and the Improvements thereon and other items of the Property pertaining solely to the Office Land, the Purchase Price shall be reduced to be $102,000,000.00, the terms and provisions hereof concerning the Office Land and the Improvements thereon and other items of the Property pertaining solely to the Office Land shall be disregarded, and this Agreement shall otherwise remain in full force and effect.

                  (b) If Buyer does not elect (or does not have the right to elect) to terminate this Agreement pursuant to subparagraph 8(a), then Seller shall not consent to a negotiated or compromise settlement of any condemnation, eminent domain or other similar proceeding without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. If Buyer does not elect to terminate this Agreement as aforesaid, this Agreement shall remain in full force and effect as to any residue of the Property not taken or proposed to be taken by condemnation or eminent domain or other similar proceedings and Seller shall credit the entire amount of any condemnation or eminent domain awards or proceeds to Buyer at Closing, or, in the event such proceeds have not been paid to Seller as of the date of Closing, Seller shall irrevocably assign to Buyer, at Closing, Seller's right to receive such proceeds. Buyer shall, after Closing, have the sole right to settle any claim in connection therewith.

                  (c) A "Material Taking" shall mean any condemnation, taking by eminent domain or any similar proceeding which affects the Real Property by one or more of the following: (i) reducing the total leaseable area of any existing building(s) on The Shopping Center Land; (ii) materially reducing or eliminating access to the Real Property (other than the Vacant Land) from any public roads abutting the Real Property; (iii) diminishing materially the number of parking spaces available on the Real Property (other than the Vacant Land), or reducing the number of such spaces below that required by applicable zoning and/or other governmental requirements and such reduction would constitute a violation of such requirements; or (iv) otherwise materially and adversely affecting the utility of the Shopping Center for shopping center purposes.

         9.       Buyer's Inspections and Tests; Board Approval; Strawbridges
                  -----------------------------------------------------------

                  (a) After reasonable notice to Seller's on-site manager (or such other employee of Seller of whom Seller gives Buyer notice), which may be delivered by telephone, and at times during business hours reasonably convenient to Seller and which minimize disruption to Seller's operations, Buyer and its agents, employees, inspectors and contractors may go upon the Real Property for the purpose of interviewing tenants, subject to the restrictions contained in subparagraph 2(a), and making such surveys, plans, tests, studies, inspections and any other reviews and examinations as Buyer may reasonably desire, including a Phase I environmental report and an engineer's inspection report confirming the condition of the Improvements (including the roofs, walls, and mechanical, electrical, plumbing, sanitary sewer, potable water, stormwater and life safety systems), in all cases using reasonable care to avoid damage to persons and property and material interference with Tenants. Such right shall continue for so long as this Agreement remains in full force and effect. Buyer shall promptly restore any damage caused by such entry to the condition that existed immediately before such damage; provided, that Seller and Buyer waive against each other any loss or damage to the extent covered by casualty insurance maintained by the other. Seller or its representative may be present to observe any testing or other inspections performed on the Real Property. Buyer shall maintain commercial general liability insurance in an amount not less than $5,000,000 (single limit) with respect to liability arising out of any entry or inspections of the Real Property pursuant to the provisions hereof, and provide Seller with evidence of such insurance coverage before any inspection. Subject to the proviso contained in the third sentence of this subparagraph 9(a), Buyer shall indemnify, defend with counsel reasonably acceptable to Seller and hold harmless Seller from and against any costs, damages, liabilities, losses, expenses, liens or claims (including reasonable attorney's fees) arising out of such inspections; provided, however, that Buyer shall in no event be obligated to indemnify, defend or hold harmless any party from its negligence or willful misconduct. The foregoing indemnity shall survive Closing or the termination of this Agreement.

                  (b) Buyer acknowledges and confirms to Seller that the Boards of Directors of Buyer, Pennsylvania Real Estate Investment Trust, Simon Property Group, Inc. and Kravco Simon have approved the transaction contemplated by this Agreement, either by specific approval or pursuant to the terms of an existing grant of general authorization previously approved by one or more of such Boards of Directors.

                  (c) Buyer and Seller acknowledge that the owner of the Strawbridges department store which is located adjacent to the Land and which is a party to the REA ("Springfield Strawbridges") has announced that the Springfield Strawbridges may close, be sold or be replaced by another department store, and that neither the announcement nor any actions taken by the announcement before or after Closing shall affect this Agreement nor create any right of Buyer or liability in Seller before or after Closing. Buyer also acknowledges that Seller has previously indicated its interest in the Springfield Strawbridges to the owner of the Springfield Strawbridges.

                  (d) Seller, for itself and its affiliates, agrees (which agreement shall survive Closing and shall be specifically enforceable against Seller and its affiliates, including by injunctive relief, notwithstanding anything to the contrary contained herein) that,

                          (i) Provided that the Closing occurs hereunder, neither Seller nor any of its affiliates will, directly or indirectly, purchase, lease, sublease or otherwise acquire, or bid for or offer to purchase, lease, sublease or otherwise acquire, any direct or indirect rights or interest in the Springfield Strawbridges or the Macy's store building located adjacent to the Land at any time from and after the date of Closing and the date that is the fifth (5th) anniversary of the date of Closing. Promptly after Closing hereunder, Seller will notify the owner of the Springfield Strawbridges of its withdrawal of its interest.

                          (ii) If at any time prior to the date of Closing Seller or any affiliate of Seller shall directly or indirectly, offer (or respond to any solicitation to offer other than a rejection thereof) to purchase, lease, sublease or otherwise acquire any direct or indirect rights or interest in the Springfield Strawbridges or the Macy's store building located adjacent to the Land, then Seller shall promptly inform Buyer of such offer and of the material terms and conditions thereof, and thereafter Seller shall continue to inform Buyer of the status of such bid or offer, and of any changes therein, and of all counteroffers, so that Buyer shall be reasonably informed of the progress of such bid or offer, the negotiation thereof, and of any withdrawal thereof by Seller.

                          (iii) If Seller or any affiliate of Seller shall directly or indirectly, purchase, lease, sublease or otherwise acquire, or enter into any agreement to purchase, lease, sublease or otherwise acquire, any direct or indirect rights or interest in the Springfield Strawbridges or the Macy's store building located adjacent to the Land at any time on or prior to the date of Closing, then Seller shall promptly inform Buyer thereof and shall disclose to Buyer copies of all purchase offers, purchase agreements, leases and other documents pertaining to such transaction; and provided that Closing hereunder occurs, and at Buyer's sole option, Buyer shall have the right to acquire from Seller or such affiliate, at Closing or anytime within thirty (30) days following the date of Closing, all right, title and interest of Seller or such affiliate in the store building and all other property acquired, leased, subleased or otherwise acquired by Seller or its affiliate, or (if such acquisition has not been closed) all of Seller's or such affiliate's right to the acquisition thereof (and Seller agrees to use commercially reasonable efforts to cause the seller thereof to permit the assignment thereof to Buyer or its affiliate). To effectuate such right, Buyer must close on such acquisition and fund the consideration to Seller within thirty (30) days of the Closing. The purchase price and entire consideration for such transfer, assignment and conveyance to Buyer shall be the repayment by Buyer to Seller or such affiliate of the actual out-of-pocket expenses of Seller or such affiliate (including without limitation attorneys' fees and costs, loan amounts and costs, and all other closing costs actually incurred by Seller or such affiliate) incurred for the purchase, lease, sublease or otherwise acquisition, or any agreement to purchase, lease, sublease or otherwise acquire, such store building and other property, without any mark-up or surcharge. If Seller acquired title to the store building and property subject to Buyer's option to purchase under this subparagraph (iii), such title shall be in the condition received by Seller or such affiliate from the third-party transferor from whom Seller obtained the same, and in any case without any lien, mortgage or other encumbrance or defect created or suffered by Seller (provided that the consideration paid by Buyer to Seller is sufficient to satisfy any purchase money obligations incurred by Seller in connection with its purchase of such property).

                  (e) Buyer, for itself and its affiliates, agrees (which agreement shall survive Closing and shall be specifically enforceable against Buyer and its affiliates, including by injunctive relief, notwithstanding anything to the contrary contained herein) that neither Buyer nor any of its affiliates will, prior to Closing, directly or indirectly, purchase, lease, sublease or otherwise acquire, or bid for or offer to purchase, lease, sublease or otherwise acquire, any direct or indirect rights or interest in the Springfield Strawbridges or the Macy's store building located adjacent to the Land; provided, however, that nothing contained in the foregoing shall prohibit Buyer from entering any bid, making any offer, entering into any contract or agreement, or concluding any closing, for the purchase, lease, sublease or other acquisition of any direct or indirect rights or interest in the Springfield Strawbridges if at any time Seller notifies the owner of the Springfield Strawbridges of its withdrawal of interest in accordance with subparagraph 9(d)(i) above.

         10.      Escrow
                  ------

                  The Deposit shall be held in escrow (and to the extent it was posted in immediately available funds, in an interest-bearing money market account selected by Buyer, with assets greater than $1,000,000,000) by Lawyers Title Insurance Corporation, as escrow agent (the "Escrow Agent"), pursuant to the terms and conditions of the Escrow Agreement attached hereto and made a part hereof as EXHIBIT "I" (the "Escrow Agreement"). At Closing, Escrow Agent shall pay over to Seller the amount of the Deposit, to the extent the same was posted in immediately available funds, which amount shall be credited against the Purchase Price and shall return the letter of credit to Buyer. If Closing does not occur, Escrow Agent shall return the Deposit to Buyer unless Seller is entitled to retain the Deposit by reason of Buyer's default beyond the expiration of applicable notice and grace periods hereunder, in which event the Deposit shall be delivered to Seller in accordance with subparagraph 16(a) and the Escrow Agreement. Because the term "Deposit" as used in this Agreement includes any accrued interest, such interest shall inure to the benefit of and be paid to the party entitled to the Deposit.

         11.      Conditions to Obligations; "As Is" Sale
                  ---------------------------------------

                  (a) Buyer's and Seller's respective obligations under this Agreement are contingent upon (i) all of the representations and warranties of the other party contained herein being true and correct in all material respects, and the same shall remain true and correct in all material respects as though made as of the Closing Date, subject to the expiration, termination or execution of Leases and Contracts and other agreements pursuant to Paragraph 15, and any changes permitted under Paragraph 15, and (ii) the performance by the other party of all of its covenants and obligations contained in this Agreement in all material respects, and (iii) in the case of Buyer's obligation to pay the Purchase Price and to complete Closing, title to the Property shall be in the condition required under Paragraph 4.

                  (b) Kravco Company, whose affiliate is a partner of Buyer, is currently a contractor supplying services to Seller in connection with the Property pursuant to a leasing agreement entered into between Seller and a predecessor to PREIT, which agreement was assigned to Kravco effective March 1, 1995. Such leasing agreement shall be terminated on or before Closing and will not be assigned to Buyer. Kravco Company has also been a third party consultant to Seller in connection with the redevelopment of the Property and has extensive knowledge as to the Property and has shared with Seller in certain confidential records and operations for approximately ten (10) years.

                  (C) AS A MATERIAL INDUCEMENT TO SELLER TO EXECUTE THIS AGREEMENT, AND IN CONSIDERATION OF THE KNOWLEDGE OF CERTAIN AFFILIATES OF BUYER DUE TO THEIR PAST AND PRESENT RELATIONSHIP WITH SELLER, BUYER (WHICH FOR PURPOSES OF THIS SUBPARAGRAPH 11(C) SHALL INCLUDE BUYER AND ANY PERSON OR ENTITY CLAIMING BY, THROUGH OR UNDER BUYER (COLLECTIVELY "BUYER PARTIES")), ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR ANY DOCUMENT EXECUTED AND DELIVERED BY SELLER AT CLOSING (A "CLOSING DOCUMENT"), SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING WITHOUT LIMITATION THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR SUBSTANCES, IF ANY, INCORPORATED INTO THE PROPERTY, OR (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, OR (H) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR ANY CLOSING DOCUMENTS, BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE FULL AND COMPLETE OPPORTUNITY TO MAKE ITS OWN INDEPENDENT INVESTIGATION OF THE PROPERTY, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND OF ALL FINANCIAL AND OTHER MATTERS PERTAINING THERETO, INCLUDING WITHOUT LIMITATION INVESTIGATION INTO THE CURRENT STATUS OF THE CONTRACTS, LEASES, UTILITIES AND THE AVAILABILITY AND COST THEREOF, THE COMPLIANCE OF THE PROPERTY WITH ALL APPLICABLE LAWS, INCLUDING WITHOUT LIMITATION ENVIRONMENTAL LAWS, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER, AND BUYER AGREES THAT BUYER IS ACQUIRING THE PROPERTY BASED SOLELY UPON SUCH INDEPENDENT INVESTIGATION IN "AS-IS" CONDITION ON THE CLOSING DATE.

                  (D) BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT OR ANY OF THE CLOSING DOCUMENTS, SELLER AND SELLER'S AGENT HAVE NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKE NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. THE PROVISIONS OF THIS SUBPARAGRAPH 11(D) SHALL SURVIVE THE CLOSING.

                  (e) The provisions of subparagraphs 11(c) and (d) shall survive Closing, and shall be restated in writing at Closing.

         12.      Closing
                  -------

                  Closing of the transaction contemplated by this Agreement ("Closing") will be held at the offices of Buyer's counsel, Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, Pennsylvania, at 10:00 A.M. local time on October 17, 2005, or at such other definite place and time and/or date as Seller and Buyer may agree upon in writing (subject to postponement as provided in subparagraph 13(a)(xi), below). The date of the occurrence of Closing is called the "Closing Date". Unless otherwise agreed between Buyer and Seller, the transaction contemplated hereby shall also be closed by means of the concurrent delivery of the documents of title and the conveyancing documents, and the payment of the Purchase Price subject to the adjustments expressly provided for under the terms of this Agreement.

         13.      Provisions with Respect to Closing
                  ----------------------------------

                  (a) At Closing, Seller shall deliver possession of the Property to Buyer in the same condition as exists on the Execution Date, subject to reasonable wear and tear, and Seller shall deliver, or cause to be delivered, to Buyer the following:

                          (i) A Special Warranty Deed or Deeds (collectively, "the Deed"), in the form attached hereto as EXHIBIT "J", duly executed and acknowledged by Seller.

                          (ii) Rent rolls in the form attached hereto as EXHIBITS "D-1" and "D-2" (which shall be delivered by Seller to Buyer for review within three (3) business days prior to the Closing Date, and shall be certified by Seller to Buyer on and as of the Closing
         Date), subject to updating to reflect then-current conditions, together with a list setting forth the names of any Tenant then in arrears in the payment of rent under such Tenant's Lease and the amount of such arrearage, such rent roll and list to certified by Seller to be true and correct as of the Closing Date.

                          (iii) Originals of the Leases and guarantees thereof (or copies thereof certified by Seller to be true and complete if Seller is unable to locate originals thereof), together with all correspondence with Tenants, and other materials in the Tenant lease files that are in Seller's possession or within its reasonable control. All Security Deposits (including all letters of credit and other non-cash security devices), and all interest earned thereon required to be paid to the applicable Tenant(s), shall be delivered by Seller to Buyer at Closing by actual delivery of documents or sums, transfer of accounts (with delivery of all transfer documents required by the depository institution) or, in the case of cash, credit to the Purchase Price. Seller also shall deliver to Buyer the keys to all locks on the Real Property and original counterparts of the Contracts, Licenses and Permits and Books and Records, or certified copies of same if Seller, using its good faith reasonable efforts, is unable in any instance to deliver originals.

                          (iv) A letter to the Tenants (in form reasonably acceptable to Buyer) signed by Seller and Buyer and stating that the Property, the Leases and the Security Deposits have been conveyed to Buyer and that the rent and other charges payable under the Leases thereafter should be paid to Buyer or Buyer's designee.

                          (v) A letter to the vendors under the Contracts (in form reasonably acceptable to Buyer) executed by Seller and Buyer stating that future invoices are to be sent to Buyer.

                          (vi) An Assignment and Assumption of Leases (the "Lease Assignment") duly executed by Seller, in the form of EXHIBIT "K", attached hereto and made a part hereof.

                          (vii) An Assignment and Assumption (the "Contract Assignment") duly executed by Seller, in the form of EXHIBIT "L-1", attached hereto and made a part hereof, sufficient to transfer and convey the landlord's interest in, to and under the Contracts to Buyer, and in certain other property to be conveyed pursuant to this Agreement.

                          (viii) An affidavit duly executed by Seller and confirming that Seller is a "U.S. person" and not a "foreign person" within the meaning of Section 1445 of the Code, in such form as is required under the Code.

                          (ix) A duly executed and acknowledged Assignment and Assumption of the REA (the "REA Assignment"), including the Merchandising Fund and Marketing Fund, in the form of EXHIBIT "L-2", attached hereto and made a part hereof, sufficient to transfer and convey Seller's interest in, to and under the REA and such funds.

                          (x) Such information, if any, as may be required by the closing agent for Real Estate 1099-B Report Filing pursuant to
         Section 6045 of the Code.

                          (xi) Seller shall promptly request a tenant estoppel certificate (each, a "Tenant Estoppel" and collectively, the "Tenant Estoppels") in substantially the form of EXHIBIT "M-1", attached hereto and made a part hereof (or in the form the Tenant is required to provide pursuant to the terms of its Lease, so long as the Tenant actually provides such form), from each Tenant under the Leases, with the blanks filled in consistent with the terms of the Leases. In addition, Seller shall promptly request estoppel certificates (each, an "REA Estoppel" and collectively, the "REA Estoppels", which may be in combined form for both the REA and the Springpenn Agreement, or may be by separate estoppel forms for each thereof) in substantially the forms of EXHIBITS "M-2" and EXHIBIT "M-3", attached hereto and made a part hereof (or in the form the party to the REA is required to provide pursuant to the terms of the REA or Springpenn Agreement), from each party under the REA and under the Springpenn Agreement, with the blanks filled in consistent with the terms of the REA and the Springpenn Agreement. The Tenant Estoppels and the REA Estoppels are sometimes collectively referred to as the "Estoppels". Notwithstanding anything to the contrary contained in this Agreement, Buyer's obligation to complete Closing is contingent upon (A) receipt by Buyer, at or before Closing, of Estoppels meeting the requirements of this subparagraph 13(a)(xi) executed by each of the Required Estoppel Parties (as hereinafter defined), (B) all Estoppels obtained from the Required Estoppel Parties being dated no earlier than forty-five (45) days prior to the Closing Date, and (C) no Estoppel containing any material adverse deviation from any of the statements contained in EXHIBIT "M-1" or EXHIBIT "M-2" or EXHIBIT "M-3", as applicable, the representations and warranties contained in this Agreement and/or the Leases or the REA or the Springpenn Agreement, as applicable, failing any of which Buyer shall have the right to terminate this Agreement by written notice to Seller, in which event the Deposit shall be returned to Buyer by the Escrow Agent, and neither Seller nor Buyer shall have any further rights, claims or obligations against one another arising out of this Agreement, excepting the Continuing Obligations. "Required Estoppel Parties" means (i) Tenants occupying an aggregate of at least seventy percent (70%) of the rentable space in the Improvements located on The Shopping Center Land; and (ii) each of the parties to the REA and the Springpenn Agreement other than Seller. Seller's obligation under this Paragraph 13(a)(xi) to request Estoppels shall be limited to the making of two (2) requests of a Tenant Estoppel from each Tenant and the making of two (2) requests of an REA Estoppel from each REA party and each party under the Springpenn Agreement. If a party requested to execute an Estoppel fails to execute and deliver the Estoppel within a reasonable period after one (1) such request by Seller, Seller shall promptly inform Buyer and Buyer shall have the right to contact the corporate office of the Tenant or REA party or party under the Springpenn Agreement that has not delivered such estoppel. Seller shall deliver to Buyer original signed Estoppels promptly after its receipt thereof.

         If Seller has been unable to obtain all of the Estoppels necessary to comply with the requirements of subparagraph 13(a)(xi) as of the date on which Closing is otherwise required to occur under this Agreement, Buyer shall have the right, by written notice to Seller, at Buyer's sole option, to (i) proceed to Closing and waive the condition set forth in subparagraph 13(a)(xi) (to the extent unsatisfied), or (ii) postpone Closing until the date that is the tenth (10th) business day following Seller's delivery to Buyer of all of the Estoppels necessary to comply with the requirements of subparagraph 13(a)(xi), but not later than November 16, 2005; provided, that by extending the date of Closing, Buyer shall have waived irrevocably all conditions to Closing other than the conditions set forth in subparagraphs 11(a) and 13(a) and Paragraph 7 of this Agreement; provided further, if Buyer so extends the date of Closing, the definition of "Material Loss" contained in Paragraph 7 shall be changed as follows: "Material Loss" shall mean any loss or damage to the Shopping Center as to which Buyer's architect or engineer, acting reasonably, determines has left more than one-third of the rentable space in the Shopping Center untenantable. Notwithstanding anything to the contrary, if Buyer so extends the date of Closing, Buyer may at any time waive the condition set forth in subparagraph 13(a)(xi) (to the extent unsatisfied) and require that Closing be held on a business day at least five (5) days after Buyer's written notice thereof. In the event Seller fails, after having used good faith commercially reasonable efforts, to comply with the requirements of subparagraph 13(a)(xi) by the extended Closing Date, Buyer may, at Buyer's option and as its sole remedy, (i) proceed to Closing and waive the condition set forth in subparagraph 13(a)(xi) (to the extent unsatisfied), or (ii) terminate this Agreement by written notice delivered to Seller, whereupon the Deposit shall be returned to Buyer, and the parties shall have no further rights or obligations under this Agreement, except for the Continuing Obligations.

                          (xii) A bill of sale duly executed by Seller in the form of EXHIBIT "N", attached hereto and made a part hereof.

                          (xiii) A title affidavit duly executed and acknowledged by Seller, in favor of the Title Company, in the form attached hereto as "EXHIBIT "O", together with delivery by Seller of certified copies of the organizational documents of Seller and its constituent entities (other than limited partners), and certified copies of partner consents and resolutions (if required in any instance by the organizational documents of Seller or any of its constituent entities) and good standing or subsistence certificates, reasonably requested by the Title Company evidencing the power and authority of Seller to convey title to the Property as required under this Agreement, and to enable the Title Company to insure such title as contemplated in Paragraph 4.

                          (xiv) The Post-Closing Escrow Agreement in the form attached hereto as EXHIBIT "G", and pursuant thereto Seller shall make the escrow deposit provided for in subparagraph 5(e) of this Agreement.

                          (xv) A certificate duly executed by Seller stating that the representations and warranties of Seller made in this Agreement are true and correct in all material respects as of the Closing Date, or, subject to the other provisions of this Agreement, if there have been any changes, a description thereof.

                          (xvi) A settlement statement duly executed by Seller setting forth the Purchase Price and all credits and adjustments.

                          (xvii) In the event Buyer shall be entitled to receive any proceeds of insurance, or the proceeds of any award arising out of any condemnation or eminent domain proceeding, or any unpaid claim(s) for such award or proceeds, under Paragraphs 7 or 8, Seller shall execute and deliver to Buyer such proper instruments as shall be reasonably required for the transfer to Buyer of all right, title and interest, if any, of Seller in and to any such award, proceeds or claim to the full extent of Buyer's entitlement thereto.

                          (xviii) Any certificate of occupancy or other document required by Springfield Township for transfer of the Property, subject to the provisions of Paragraph 6 regarding the cost of corrective work.

                          (xix) Any other document which Seller is required to deliver pursuant to the terms of this Agreement.

                  (b) At Closing, to the extent the Deposit was posted in immediately available funds, Escrow Agent shall deliver the Deposit, to be applied to the Purchase Price, and, no matter how the Deposit was posted, Buyer shall deliver to Seller the balance of the Purchase Price in immediately available funds accordance with Paragraph 3 (b), and Buyer shall:

                          (i) Duly execute and deliver to the Title Company such title affidavit and such other reasonable and customary affidavits to enable the Title Company to insure such title as contemplated in Paragraph 4 of this Agreement.

                          (ii) Duly execute and deliver to Seller the Lease Assignment, the Contract Assignment and the REA Assignment.

                          (iii) Duly execute and deliver a settlement statement setting forth the Purchase Price and all credits and adjustments.

                          (iv) Duly execute and deliver a restatement of the provisions of subparagraphs 11(c) and (d), as provided in subparagraph 11(e).

                          (v) Duly execute and deliver any other document which Buyer is required to deliver pursuant to the terms of the Agreement.

                  (c) Except as otherwise provided in this Agreement, Seller shall be entitled to all income produced from the operation of the Property which is allocable to the period prior to the Closing Date and shall be responsible for all expenses allocable to that period; and Buyer shall be entitled to all income and shall be responsible for all expenses allocable to the period beginning on the Closing Date and thereafter. At the Closing, all items of income and expense with respect to the Property indicated below shall be pro rated in accordance with the foregoing principles and with the rules for the specific items set forth below.

                  (d) Rent and other payments, including any additional rent, which are actually paid pursuant to the Leases, shall be pro rated. Rents receivable but not collected by the Closing Date under Leases and attributable to the month of Closing shall be assigned to Buyer, and if and when collected, shall be appropriately prorated, and Buyer shall remit to Seller the amount to which it is entitled (net of the reasonable costs of collection). Rents receivable but not collected from Tenants under the Leases for months prior to the month of Closing shall neither be assigned to Buyer nor prorated. In the event that, on the Closing Date, any Tenant is in arrears in the payment of rent for months prior to the month of Closing, any rents (net of the reasonable costs of collection) collected after the Closing Date from such Tenant shall be applied as follows: (i) to the rental due for the month of Closing; (ii) to any arrearage occurring after the date of Closing; (iii) to the rent due when the rental payment is received; and (iv) to Seller on account of any arrearage applicable to the period prior to the month of Closing. Buyer shall not be required to take any action or institute any proceeding to collect any delinquent rent. With respect to any such unpaid amounts, Seller shall retain the right, at its expense, to sue the applicable Tenant for collection of any such unpaid amounts and, to the extent the applicable Lease permits, collection costs and interest; provided, however, Seller (x) shall be required to notify Buyer in writing of its intention to commence or pursue such legal proceedings; and (y) shall not be permitted to commence or pursue any legal proceedings against any Tenant seeking eviction of such Tenant or the termination of the applicable Lease.

                  (e) At Closing, Seller shall certify to Buyer in writing the aggregate amount of all estimated tax, insurance and other operating expense reimbursements received by Seller from Tenants with respect to the lease years for each Tenant in which Closing occurs, the aggregate amount of expenses subject to reimbursement from Tenants paid or incurred by Seller with respect to such lease years and not paid or assumed by Buyer, and, with respect to each Tenant, the base expense amount (determined in accordance with each Lease) on which such Tenant's share of increased costs is calculated. Buyer shall certify to Seller in writing within a reasonable period of time after Closing the aggregate amount of expenses subject to reimbursement paid or incurred by Buyer during such lease years following Closing, shall bill Tenants for amounts due in excess of the aggregate estimated payments theretofore received by Seller and Buyer in accordance with the Leases, and shall certify to Seller, in writing, within a reasonable period of time, the aggregate amount of payments received by Buyer from Tenants with respect to such lease years. The aggregate amounts so collected by Seller and Buyer shall be apportioned between them based upon the respective portions of the respective lease years during which each held title to the Property and any amount owed by one party to the other shall be promptly paid. Each party agrees to provide to the other full access to all books and records required in order to confirm any information required to be provided pursuant to this subparagraph 13(e).

                  (f) Real estate taxes and all other ad valorem taxes, if any, with respect to the Real Property for the calendar year in which the Closing occurs, shall be prorated on a per diem basis based on the fiscal year of the taxing authority and using the actual number of days in such fiscal year. If the amount of such taxes is not known on the Closing Date, proration of such taxes will be made based upon the most recently ascertainable tax bill. Buyer acknowledges that Seller shall be entitled to a proration of taxes notwithstanding the fact that payment of portions of such taxes may be included as additional rent within some or all of the Leases. If the taxes apportioned at Closing differ from the taxes as finally determined for the period of time in which Closing occurred, at the time of final determination of the actual taxes, the parties will adjust the Closing prorations to reflect the actual charges. There shall be no proration of Seller's insurance premiums or assignment of Seller's insurance policies and Seller shall be entitled to cancel all of its existing policies as of the Closing Date.

                  (g) Notwithstanding anything to the contrary contained in this Agreement, overage or percentage rent, if any, payable under the Leases that is in addition to base minimum rents shall be prorated with respect to the lease years in which the Closing occurs. That portion of any percentage rent collected by Buyer pertaining to (i) an entire lease year or accounting period of a Tenant which ends on a date prior to the Closing Date, and (ii) that portion of a lease year or accounting period of such Tenant covering a period prior to the Closing Date where such lease year or accounting period begins prior to the Closing Date and ends thereafter shall in both cases be paid to Seller within sixty (60) days after receipt by Buyer. Buyer shall not be required to take any action or institute any proceeding to collect any delinquent percentage rent. Seller shall be entitled to enforce its rights to receive overage or percentage rent in the same manner as set forth in the last sentence of subparagraph 13(d).

                  (h) Amounts due under any Contracts assumed by Buyer, if any, and utilities (including electricity, gas, steam, telephone and, water and sewer charges), not otherwise separately metered and billed directly to Tenants under Leases by utility providers shall be apportioned. If the Closing Date shall occur before the current water rates and charges and sewer taxes and rents are finally fixed, the apportionments thereof made on the Closing Date shall be upon the basis of the water or sewer rates for the preceding year and in each case, the same shall be re-apportioned upon issuance of the actual bills for the periods in question. Seller shall furnish readings of the water, electric and other utility meters at the Real Property, to the extent reasonably possible, the day before the Closing Date. Seller shall further attempt to obtain from the provider of same all other service statements and bills of account adjusted as of the Closing Date. Seller shall be entitled to refunds of all deposits, if any, paid by Seller prior to Closing and held by entities providing such service, or, at Seller's option, Seller shall transfer all of Seller's right, title and interest in and to such deposits to Buyer at Closing and shall receive a full credit for the amount of such deposits. The parties shall cooperate with respect to changing the utility services (except those separately metered and billed directly to Tenants under Leases) to Buyer's name as of Closing.

                  (i) All real estate transfer taxes shall be borne by the parties equally. Buyer shall pay for all recording fees for the recording of the Deed. Buyer shall pay the cost of any survey it obtains and the cost of the all title searches and policies. Each party shall bear the expense of its own counsel. The parties shall cooperate with each other in an effort to minimize costs incurred in connection with Closing.

                  (j) Reimbursable Lease Expenses (as hereinafter defined) arising from any Lease executed and delivered on or before May 6, 2005 shall be the responsibility of Seller. Buyer shall reimburse Seller at Closing for any Reimbursable Lease Expenses to the extent that the same have been paid by Seller prior to Closing, and relate to any Lease executed and delivered after May 6, 2005 in accordance with the terms of this Agreement (a "New Lease"). In addition, at Closing Buyer shall assume Seller's obligations to pay when due any Reimbursable Lease Expenses unpaid as of the Closing that relate to any New Lease. Each party shall make available to the other all records, bills, vouchers and other data reasonably requested by the other and in such party's possession or reasonable control verifying Reimbursable Lease Expenses and the payment thereof. Notwithstanding the other provisions of this subparagraph 13(j), Seller shall be responsible for a portion of the Reimbursable Lease Expenses under any New Lease calculated by multiplying the aggregate Reimbursable Lease Expenses for the applicable Tenant by a fraction, the numerator of which is the total base rents actually received by Seller under the New Lease giving rise to the Reimbursable Lease Expenses, and the denominator of which is the aggregate base rent due under such New Lease for the full initial term of such New Lease.

                  "Reimbursable Lease Expenses" shall mean, collectively, any and all costs, expenses and fees reasonably paid or incurred by Seller before Closing arising out of or in connection with any Lease. Reimbursable Lease Expenses shall include (i) brokerage commissions and fees at market rates to effect any such leasing transaction; (ii) expenses incurred (whether directly by Seller or by payment to the Tenant) for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the Tenant's requirements with regard to such leasing transaction and rental abatements or rebates, tenant allowances and other material tenant concessions, if any; and
(iii) reasonable legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction. Buyer approves the Leases executed after May 6, 2005 that are expressly listed on EXHIBITS "D-1" and "D-2" hereto (including the Leases in process as set forth therein), and the Reimbursable Lease Expenses expressly itemized (based on current and currently pending Leases) on EXHIBIT "D-3" attached hereto and made a part hereof.

                  (k) At Closing, Seller shall give Buyer a credit against the Purchase Price in an amount equal to (i) all Reimbursable Lease Expenses that have not been paid to Tenants, to the extent that such Reimbursable Lease Expenses are the responsibility of Seller pursuant to subparagraph 13(j), and
(ii) the aggregate amount of the Merchandising Fund and Marketing Fund collected before Closing and not expended, and Buyer shall assume the ongoing obligation with respect to such funds pursuant to the REA Assignment; provided, however, that if Closing occurs, no adjustment will be made at Closing for lease commissions that are to be paid to Pennsylvania Real Estate Investment Trust or any affiliate thereof after June 30, 2005 with respect to Leases executed before May 6, 2005 and Seller shall have no obligation to pay such commissions.

                  (l) Seller intends to purchase new Christmas decorations for the Real Property. Before Closing, Seller will seek approval by Buyer before contracting for such items; provided, that Seller may purchase decorations of reasonable quality without approval of Buyer; provided further, that such decorations cost no more than $57,000.00. If such decorations are purchased in accordance with the terms of this subparagraph 13(l) and either delivered in new condition to Buyer at Closing, or not yet delivered by the supplier at the time of Closing, the cost thereof shall be reimbursed to Seller at Closing, if previously paid by Seller, or assumed by Buyer, if not yet paid by Seller. Seller shall promptly provide Buyer with the relevant invoices and other materials reasonably requested by Buyer with respect to such decorations.

                  (m) Reference is made to EXHIBIT "Q" attached hereto, which schedule sets forth the current status of outstanding gift certificates issued to Seller's customers covering the Property from the period August 17, 2002 to July 31, 2005 (collectively, the "Gift Certificates"). At Closing, Seller shall retain the bank accounts (currently held in Citizens Bank, as shown on Exhibit "Q") holding the proceeds from the Gift Certificate transactions through the Closing Date (the "Gift Certificate Accounts"). Seller hereby covenants to honor future redemptions of Gift Certificates issued prior to Closing and outstanding as of Closing. Subsequent to Closing, Buyer shall have the right to operate its separate Gift Certificate arrangement with respect to all Gift Certificate transactions covering the Property occurring after the Closing Date. At Closing, Seller shall be required to retain in the Gift Certificate Accounts (or to deposit therein to the extent of any deficiency) an amount necessary to pay all unredeemed Gift Certificates issued within the thirty-month period preceding Closing, and to satisfy all claims (asserted or unasserted) of the Commonwealth of Pennsylvania to any unredeemed Gift Certificates issued within such thirty-month period. Thereafter, within thirty (30) days following the end of each calendar quarter (beginning at the end of the fourth calendar quarter of 2005), Seller shall be entitled to withdraw from the Gift Certificate Accounts all amounts in excess of the amount necessary to pay all Gift Certificates issued by Seller in the thirty-month period preceding the last day of the calendar year quarter just ended, and to satisfy all claims (asserted or unasserted) of the Commonwealth of Pennsylvania to any unredeemed Gift Certificates issued within such thirty-month period. Seller shall be entitled to withdraw any remaining amounts outstanding in the Gift Certificate Accounts as of June 30, 2008. The outstanding amount of the Gift Certificates and Seller's obligation to maintain a certain level of proceeds are subject to the rights of the Commonwealth of Pennsylvania to claim any unredeemed proceeds. Prior to Closing, Seller and Buyer shall (acting reasonably and in good faith) establish with the holder of the Gift Certificate Accounts reasonable written controls upon disbursements from the Gift Certificate Accounts, and rights in favor of Buyer for the review and audit of the Gift Certificate Accounts, to assure the maintenance and disbursement of the proceeds thereof in accordance with the terms of this subparagraph 13(m). Seller agrees to indemnify and hold harmless Buyer, and its affiliates (including without limitation any permitted assignee or nominee of the rights of Buyer under this Agreement) from and against any claims, judgments, fines, interest, penalty and other amounts that may be imposed upon Buyer, or such affiliates of Buyer or Buyer's permitted assignee or nominee on account of any Gift Certificates issues by Seller, or any misapplication or misappropriation of the proceeds of the Gift Certificate Accounts, or the failure of Seller to comply with any laws or governmental requirements pertaining to the Gift Certificates issued by Seller or the Gift Certificate Accounts, and any expenses (including without limitation reasonable attorney's fees and costs) incurred by Buyer on account of any such claims, judgments, fines, interest, penalty and other amounts that may be so imposed. The foregoing indemnity obligation shall not be subject to the terms or limitations contained in subparagraph 5(e) of this Agreement.

                  (n) If at any time following the Closing Date, the amount of an item listed in this Paragraph 13 shall prove to be incorrect (whether as a result in an error in calculation or a lack of complete and accurate information as of the Closing), the party in whose favor the error was made shall promptly pay to the other party the sum necessary to correct such error upon receipt of proof of such error, provided that such proof is delivered to the party from whom payment is requested on or before December 31, 2006; provided, that any adjustment with respect to realty transfer taxes shall be made, if necessary, at any time within the applicable statute of limitations period. The foregoing obligation shall not be subject to the terms or limitations contained in subparagraph 5(e) of this Agreement.

                  (o) Except as hereinafter set forth, all salary, wages and benefits (including without limitation accrued and unused vacation time, sick time and the like) of employees earned or accrued prior to the Closing Date (or earlier date of termination of employment) shall be the responsibility of Seller; and the employment of all employees at the Property shall be terminated by Seller not later than the Closing Date. If Buyer elects (in its sole discretion, and without obligation to do so) to rehire any employee terminated by Seller, all salary, wages and employee benefits (including health and life insurance programs) accruing on and after such date of rehire, with respect to Buyer's employment relationship, shall be responsibility of Buyer and shall be determined between Buyer and such employee(s). Seller shall comply with all obligations imposed upon Seller by the Consolidated Omnibus Budget Reconciliation Act ("COBRA") or by any other applicable federal or state laws regarding continuation coverage rights, to the extent Seller is required to do so under applicable laws.

                  (p) At Closing, all sums payable by Seller under the REA and the Springpenn Agreement, and all sums actually received by Seller thereunder, shall be apportioned between Seller and Buyer in accordance with subparagraph (31(c), above. Any sums receivable by Seller but not collected from other parties to the REA and the Springpenn Agreement for fiscal periods prior to the applicable fiscal period in which Closing occurs shall neither be assigned to Buyer nor prorated. If, on the Closing Date, any party (other than Seller) to the REA or Springpenn Agreement is in arrears in the payment to Seller of any sum thereunder for the fiscal period in which Closing occurs, any sums (net of the reasonable costs of collection) collected after the Closing Date from such party, under the REA or Springpenn Agreement (as applicable) for amounts corresponding to those for which payment is in arrears shall be applied as follows: (i) to the corresponding sums due for fiscal period in which Closing occurs; (ii) to any arrearage under the REA or Springpenn Agreement occurring after the date of Closing; (iii) to the corresponding sums due when payment actually is received; and (iv) to Seller on account of any arrearage applicable to fiscal periods prior to that in which the Closing occurs. Buyer shall not be required to take any action or to institute any proceeding to collect any delinquent amount owed to Seller under the REA or Springpenn Agreement. If, on the Closing Date, any party (other than Seller) to the REA or Springpenn Agreement is in arrears in the payment to Seller of any sum due and payable to Seller prior to Closing, Seller shall retain the right, at its expense, to sue the applicable party for collection of any such unpaid amounts and, to the extent the REA or Springpenn Agreement (as applicable) permits, collection costs and interest; provided, however, Seller (x) shall be required to notify Buyer in writing of its intention to commence or pursue such legal proceedings; and (y) shall not be permitted to commence or pursue any legal proceedings against any party seeking the termination of REA or Springpenn Agreement or any of the easements or other rights thereunder.

         The provisions of this Paragraph 13 shall survive Closing.

         14.      Brokerage
                  ---------

         Each party represents and warrants that it has not dealt with any broker, finder or real estate consultant in connection with this transaction, other than affiliates of Buyer, for whose remuneration, if any, Buyer shall be responsible. Seller shall indemnify, defend with counsel reasonably acceptable to Buyer and hold harmless Buyer from and against any claim for brokerage commissions made against Buyer in connection with this transaction by any person or entity claiming a commission in connection with this transaction through its relationship with Seller. Buyer shall indemnify, defend with counsel reasonably acceptable to Seller and hold harmless Seller from and against any claim for brokerage commissions made against Seller in connection with this transaction by any person or entity claiming a commission in connection with this transaction through its relationship with Buyer. This Paragraph 14 shall survive Closing. The foregoing indemnity obligation shall not be subject to the terms or limitations contained in subparagraph 5(e) of this Agreement.

         15.      Operations Prior to Closing
                  ---------------------------

         Except as otherwise expressly provided in this Agreement, until the Closing or earlier termination of this Agreement:

                  (a) Seller will operate the Property (including its actions with respect to the Leases) in a manner consistent with its Past practices, and maintain it in its condition existing at the time of this Agreement, ordinary wear and tear and casualty damage excepted, subject to Paragraph 7.

                  (b) Seller will not sell, assign, or convey any right, title, or interest whatsoever in or to the Property or create or permit to exist any lien, encumbrance, or charge thereon without promptly discharging the same;

                  (c) Except as otherwise approved by Buyer in writing, Seller will not modify, extend, cancel, amend, renew or enter into any Lease, Contract or other obligation pertaining to the Property or the operation thereof (except as any Tenant shall be entitled under the present terms of its Lease), or take any action to dispossess any Tenant. Seller shall not, without first obtaining the prior written approval by Buyer: (i) accept the surrender of any Contract or Lease or grant any rent concession or other material concession, any promise of work, or any rebate, allowance or free rent for any period from and after the Closing Date not provided for in any Contract or Lease as of the Execution Date;
(ii) remove any Personal Property located in or on the Property, except as may be required for repair and replacement; (iii) enter into or establish any material obligation on behalf of or which would be binding upon Buyer; or (iv) make any material changes to the Property. All replacements shall be free and clear of liens and encumbrances and shall be of quality at least equal to the replaced items and shall be deemed included in this sale, without cost or expense to Buyer; provided that nothing contained herein shall require Seller to make any replacements except in the case of Seller's removal of now-existing Personal Property. Seller shall keep Buyer reasonably informed of any transactions pertaining to new Leases and the terms thereof, and shall send Buyer execution copies of all such Leases and Contracts to accompany Seller's request for Buyer's consent thereto. With respect to the foregoing provisions of this subparagraph (c): (i) Buyer's approval shall not be unreasonably withheld;
(ii) Buyer shall respond to Seller's request for approval thereof within four
(4) business days following Buyer's receipt of Seller's written request, failing which Buyer shall be deemed to have given such approval; and (iii) Seller shall be authorized, without requiring Buyer's approval but upon written notice to Buyer, to enter into Contracts (or to renew existing Contracts) upon arms-length, commercially competitive terms provided that such Contract or renewal shall be terminable unilaterally by the owner of the Property, with or without cause and without penalty or liability, upon not more than thirty (30) days' notice.

                  (d) Seller promptly shall provide copies to Buyer upon Seller's receipt hereafter of any: (i) written notice from any party alleging that Seller is in default of its obligations under any of the Leases, the Contracts, or any permit or agreement affecting the Property or any portion thereof; (ii) any tax bill, written notice of assessment or notice of change in a tax rate or assessment affecting the Property; (iii) any written notice instituting or asserting any material claim, action, investigation or proceeding affecting the Property; (iv) any written notice from a Tenant under any of the Leases terminating, expanding or extending, or seeking to terminate, expand or extend its Lease, or asserting any material default on the part of the landlord thereunder; (v) any written notice from any governmental authority asserting any violation of law with respect to the Property; (vi) any written notice of an Environmental Claim affecting the Property; and (vii) any new Lease or Contract entered into by Seller.

                  (e) If any new Leases provide for security deposits in the form of letters of credit, such letters of credit shall provide that they may be assigned to Buyer.

                  (f) Seller may apply security deposits only if a Lease is terminated by expiration of its terms or with Buyer's prior approval as set forth in subparagraph 15(c) hereof, and to the extent any security deposits are so applied, Seller shall pay over to Buyer any excess between (i) the amounts so applied, and (ii) rents and other charges which had accrued and would have been due and payable up to the Closing Date.

                  (g) Notwithstanding anything to the contrary contained in this Agreement, Seller shall not collect any rent for more than the then current month (and any arrearage which may exist), except with Buyer's prior written approval (but which shall be given or denied within four (4) business days after receipt of Seller's written request therefor, failing which Buyer shall be deemed to have given such approval).

         16.      Default
                  -------

                  (a) If, on or before the Closing Date, Seller has failed to perform in any material respect any of its covenants contained in this Agreement within the time for performance as specified herein (including Seller's obligation to close) then, provided Buyer has notified Seller in writing of same and Seller has failed to cure such condition or circumstance or non-performance within ten (10) days of receipt of such notice (but not extending beyond the scheduled date for Closing), Buyer's sole remedies on account of any such breach shall be to:

                          (i) terminate this Agreement by delivering written notice of Buyer's election to terminate to Seller, in which event the Deposit shall be returned to Buyer and neither Seller nor Buyer shall have any further liability to the other except for the Continuing Obligations; provided, however, in the event of a willful or intentional breach by Seller, Seller shall promptly reimburse Buyer for the reasonable expenses incurred by Buyer in connection with its due diligence activities, not to exceed $100,000 (the "Reimbursable Costs").

                          (ii) file an action for specific performance of this Agreement to compel Seller to comply with its obligations, if such breach, default or failure is willful and intentional.

                  Buyer hereby waives any right it may have to any lis pendens with respect to the Property, or other lien or encumbrance thereon prior to Closing, excepting the lien of any judgment or other judicial order or determination resulting from the enforcement of any of Buyer's remedies hereunder. Neither Seller nor Buyer shall be liable to the other for consequential or punitive damages, or for reimbursement of costs representing an allocation of internal overhead expenses (including without limitation allocable costs of in-house counsel and accounting personnel). Buyer shall have all equitable remedies otherwise available to Buyer, on account of any breach, default or failure of Seller to perform or observe any of its obligations under this Agreement, provided such breach, default or failure is willful and intentional.

                  (b) In the event that Buyer shall have failed to perform in any material respect any of its covenants contained in this Agreement within the time for performance as specified herein (including Buyer's obligation to close), and provided Seller has notified Buyer in writing of the same and Buyer has failed to cure such condition or circumstance or non-performance within ten
(10) days of receipt of such notice (but not extending beyond the scheduled Closing date, as it may be extended) (but such grace period shall not apply with respect to any breach consisting solely of the failure on the part of Buyer to pay any money (including without limitation the Purchase Price) required to be paid by Buyer to Seller under this Agreement), Seller's sole remedy on account thereof shall be to terminate this Agreement by delivering written notice of its election to so terminate to Buyer, in which event the letter of credit portion of the Deposit shall be drawn by Escrow Agent in accordance with the Escrow Agreement, and the entire Deposit shall be paid (in liquidated funds or its equivalent) to Seller as liquidated damages, it being understood that Seller's actual damages in the event of such default are difficult to ascertain and that such proceeds represent the parties' best current estimate of such damage and thereupon neither party shall have any further obligation to the other under this Agreement except for the Continuing Obligations.

                  (c) The provisions of this Paragraph 16 shall survive Closing or the termination of this Agreement.

         17.      Time of Essence
                  ---------------

                  The time for the Closing and all other times referred to for the performance of any of the obligations of either party under this Agreement are agreed to be of the essence to this Agreement; and time wherever mentioned herein is not to be extended except by consent in writing signed by the parties. If the date established for Closing, or any date specified for the giving of receipt of any notice, or for the exercise of any right or option, or for the payment of any sum shall occur on a Saturday, Sunday or legal holiday observed by banking institutions in Philadelphia, Pennsylvania, the date so specified shall be extended to the next succeeding day which is not a Saturday, Sunday or such legal holiday.

         18.      Waiver of Conditions
                  --------------------

                  Buyer shall have the right, in the sole and absolute exercise of its discretion, to waive any of the terms or conditions of this Agreement that are strictly for the benefit of Buyer and to purchase the Property in accordance with the terms and conditions of this Agreement which have not been so waived. Any such waiver shall be made by notice in writing to Seller delivered at or prior to the Closing. Seller shall have the right, in the sole and absolute exercise of its discretion, to waive any of the terms or conditions of this Agreement which are strictly for the benefit of Seller and to sell and convey the Property in accordance with the terms and conditions of this Agreement which have not been so waived. Any such waiver shall be made by notice in writing to Buyer delivered at or prior to the Closing.

         19.      Further Assurance
                  -----------------

                  Upon request at Closing or at any time within one (1) year after Closing, Seller and Buyer will execute and deliver such further instruments and take such other action as the requesting party may reasonably request; provided, that such instruments and action are unambiguously intended by the express provisions of this Agreement. The provisions of this Paragraph 19 shall survive Closing for a period of one (1) year.

         20.      Integration-Merger
                  ------------------

                  This Agreement and the Escrow Agreement contain the final and entire agreement between the parties hereto and they shall not be bound by any terms, conditions, statements or representations, oral or written, not contained herein or therein. All understandings and agreements heretofore made between the parties are merged in this Agreement and the Escrow Agreement, including the letter of intent dated May 6, 2005, it being understood that this Agreement and the Escrow Agreement alone fully and completely express the agreement of the parties. This Agreement may not be changed, modified or, except as provided in Paragraph 16, terminated, except by a written instrument signed by the parties.

         21.      No Recording
                  ------------

                  This Agreement shall not be lodged for recording in any place or office of public record and any action in violation of this provision shall be deemed to be a default hereunder and shall permit the other party to terminate this Agreement immediately by written notice; provided, however, the filing or recording of this Agreement as part of any proceedings instituted in any court of competent jurisdiction to enforce the provisions of this Agreement shall not be deemed to be a breach of this Paragraph 21.

         22.      Notice
                  ------

                  Except as provided in subparagraph 2(a) and Paragraph 9, all notices, demands or requests required or permitted to be made pursuant to, under or by virtue of this Agreement must be in writing and mailed, postage prepaid and by certified or registered mail, return receipt requested, or delivered by Federal Express or other reputable independent overnight delivery service providing written evidence of delivery, or by hand delivery with written evidence of delivery, addressed as follows:

         To Seller:                 Springfield Associates
                                    c/o Kaiserman Company, Inc.
                                    Suite 300
                                    201 South 18th Street
                                    Philadelphia, PA 19103-5957
                                    Attention: Kenneth S. Kaiserman

         With a copy sent as
         above to:                  Bruce A. Eisenberg, Esquire
                                    Blank Rome LLP
                                    One Logan Square
                                    Philadelphia, PA  19103

         To Buyer:                  Pennsylvania Real Estate Investment Trust
                                    c/o PREIT Services LLC
                                    The Bellevue, Third Floor
                                    200 South Broad Street
                                    Philadelphia, Pennsylvania  19102
                                    Attention: Jeffrey A. Linn, Executive
                                    Vice President
                                    Telephone #: (215) 875-0748
                                    Telecopy #:  (215) 546-0240


         and to:                    Simon Property Group
                                    115 West Washington Street
                                    Indianapolis, IN 46204
                                    Attn: Brian Warnock

         With a copy sent as
         above to:                  Pennsylvania Real Estate Investment Trust
                                    c/o PREIT Services LLC
                                    The Bellevue, Third Floor
                                    200 South Broad Street
                                    Philadelphia, Pennsylvania  19102
                                    Attention: Bruce Goldman, Executive
                                    Vice President
                                    Telephone #: (215) 875-0780
                                    Telecopy #:  (215) 546-8543

         With a copy sent as
         above to:                  Alan S. Ritterband, Esquire
                                    Ballard Spahr Andrews & Ingersoll, LLP
                                    1735 Market Street
                                    51st Floor
                                    Philadelphia, PA 19103
                                    Telephone #: (215) 864-8703
                                    Telecopy #:  (215) 864-9893

                  Such notices, demands or requests shall be deemed to have been given and delivered on the earlier of the date of actual receipt thereof or (i) if delivered by Federal Express or other reputable overnight delivery service, on the business day next succeeding the date on which the same was delivered by the sender to such courier, or (ii) if by United States certified or registered mail, as of three (3) business days after the date of mailing. Either party may change the address to which such notices, demands or requests shall be mailed hereunder by written notice of such new address mailed to the other party hereto in accordance with the provisions of this Paragraph 22. Notice given by legal counsel on behalf of any party shall be deemed to be given by such party.

         23.      Miscellaneous
                  -------------

                  (a) No waiver by either party of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other of subsequent failure or refusal by the other party so to comply.

                  (b) This Agreement shall inure to the benefit of and shall bind the parties and their respective heirs, executors, administrators, successors and permitted assigns.

                  (c) Any headings preceding the text of the Paragraphs of this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect. All exhibits and schedules annexed hereto and referenced in this Agreement are incorporated herein.

                  (d) This Agreement may be executed in counterparts, each of which shall be deemed an original.

                  (e) Any Closing costs not specifically described and allocated herein shall be apportioned between Buyer and Seller according to the custom prevailing in the Philadelphia area for similar types of real estate transactions.

                  (f) This Agreement shall be interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without reference to choice of law principles.

                  (g) Formal tender of an executed deed or of purchase money is hereby waived.

                  (h) This Agreement may not be assigned by Buyer without Seller's prior consent, except that Buyer's rights and obligations hereunder may be assigned, without Seller's consent but with notice to Seller prior to or at the time of Closing, to the following: (i) to any partnership, limited liability company, corporation or other business entity or business trust controlled (directly or indirectly) by Pennsylvania Real Estate Investment Trust, Simon Kravco and/or Simon Property Group, Inc. (which assignment may be in whole to any such entity singly, or to two or more such entities as tenants in common or as joint venturers, or in any other joint relationship); or (ii) pursuant to subparagraph 24. Any such assignment shall not relieve Buyer of any of its obligations hereunder.

                  (i) In any litigation between the parties regarding this Agreement (including any litigation regarding the proper disposition of the Deposit), and in addition to any liquidated, stipulated or other damages permitted hereunder, the losing party shall pay to the prevailing party all reasonable expenses and court costs, including reasonable legal fees incurred by the prevailing party. A party shall be considered the prevailing party if: (a) it initiated the litigation and substantially obtains the relief it sought, either through a judgment or the losing party's voluntary action before arbitration (after it is scheduled), trial or judgment; (b) the other party withdraws its action without substantially obtaining the relief it sought; or
(c) it did not initiate the litigation and judgment is entered for either party, but without substantially granting the relief sought. A party's right to the foregoing shall not merge with but shall survive the entry of judgment, and shall extend to appeals and collection. The obligations of the parties under this subparagraph shall survive Closing or the termination of this Agreement.

                  (j) Nothing contained in this Agreement shall be deemed to create any joint venture or partnership or similar association between Buyer and Seller, and the relationship between Buyer and Seller is only that of purchaser and seller.

                  (k) For a period of three (3) years following Closing, Seller shall, at Buyer's expense, provide to Buyer's designated independent auditor access to the books and records of the Property regarding the period for which Buyer or any party with an ownership interest in Buyer is obligated to have audited financial statements as required by the Securities and Exchange Commission and/or Buyer's auditors, to the extent that such books, records and related information are now or hereafter in Seller's possession or control and relate to the period during which Seller had title to the Property. Seller shall provide such auditor with a representation letter regarding the books and records of the Property, which representation letter shall be in substantially the form attached hereto and made a part hereof as EXHIBIT "P".

         24.      Cooperation with Tax-Free Exchange
                  ----------------------------------

                  Each party hereby agrees to take reasonable actions at Closing as are reasonably necessary to help the other to effectuate a like-kind exchange of the Property pursuant to Section 1031 of the Code; provided, however, that in no event shall the non-requesting party be required to take title to any other real property, or to incur any additional out-of-pocket expenses or liability in order to effectuate the like-kind exchange. In addition, the Closing shall not be delayed because of this Paragraph 24. The exchanging party shall effect its exchange through an assignment of this Agreement, or its rights under this Agreement to a qualified intermediary. Seller or Buyer, as the case may be, agrees to indemnify, defend with counsel reasonably acceptable to the indemnified party and hold harmless the other party from and against any and all costs, expenses, claims and other liabilities of any kind arising with regard to the effectuation of a tax free exchange as described herein, which obligation shall survive Closing. Notwithstanding anything to the contrary provided herein, the non-requesting party makes no representations or warranties as to the tax treatment of the transaction contemplated hereby or the ability of the transaction contemplated to qualify for like-kind exchange treatment pursuant to
Section 1031 of the Code. In the event both parties desire to effectuate a like-kind exchange as described herein, each party shall pay any and all costs associated with their respective transactions.

         25.      Severability of Provisions
                  --------------------------

                  In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then unless such provision or provisions shall be of the essence of this Agreement such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

         26.      Non-Disclosure.
                  --------------

                  Neither party shall make public disclosure with respect to this transaction before the Closing except:

                  (a) as may be required by law, including disclosure required under securities laws, or by the Securities and Exchange Commission, or by the rules of any stock exchange, or in connection with any filing or registration made by any party with an ownership interest in Buyer as the issuer of publicly traded securities;

                  (b) to such current and prospective lenders, attorneys, accountants, partners, members, directors, officers, employees and representatives of either party or of such party's advisors who need to know such information for the purpose of evaluating and consummating the transaction, including the financing of the transaction; and

                  (c) by Seller to its agents and Tenants in connection with the implementation of this Agreement, including obtaining Estoppels contemplated herein.

         27.      Rules of Interpretation.
                  -----------------------

                  The following shall govern the interpretation of this
Agreement:

                  (a) Words importing the singular include the plural and words importing the plural include the singular and words importing gender include the masculine, feminine and neuter genders.

                  (b) A reference to any agreement means the agreement as amended, modified or supplemented from time to time.

                  (c) A reference to any law includes any amendment or modification thereto, all rules and regulations promulgated under such law, and all administrative and judicial authority exercisable thereunder.

                  (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole, including all exhibits and schedules hereto, and not to any particular provisions of this Agreement, and article, paragraph, subparagraph, schedule, and exhibit references are to this Agreement unless otherwise specified.

                  (e) The word "includes" or "including" shall mean "including, without limitation.

                  (f) This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

         28.      Limited Liability.
                  -----------------

                  Seller is a limited partnership. The liability of Seller shall be limited to the assets of Seller, and to the amount to be escrowed pursuant to subparagraph 5(e) of this Agreement, and to the interest of Seller in the Gift Certificate Accounts for the reimbursement to Buyer (or other permitted claimant pursuant to subparagraph 13(m) hereof) with respect only to the amounts (if any) imposed upon Buyer (or such other permitted claimant) on account of the Gift Certificates. In no event shall any partner of Seller nor any shareholder of any partner of Seller nor any officer, director or employee of any partner of Seller be personally liable for any liabilities or obligations under this Agreement and/or any closing documents in furtherance of this Agreement. Nothing in this Paragraph 28 is intended to, nor shall, create or expand any liability or obligation of Seller under this Agreement. Notwithstanding the foregoing, in the event Buyer (or any affiliate of Buyer, or any permitted assignee or nominee of Buyer's rights under this Agreement) is required to pay any taxes or other sum to the Commonwealth of Pennsylvania or to any agency thereof by reason of Seller's failure to pay any taxes or comply with any bulk sales statute, including 72 P.S. ss. 1403; 72 P.S. ss. 7240; 43 P.S. ss. 788; 72 P.S. ss.
7321.1 and 69 P.S. ss. 529, Buyer shall have all such remedies as shall otherwise be available to Buyer (or such other claimant) at law or in equity, for the collection of such taxes or other sum required to be paid by Buyer (or such other claimant) to the Commonwealth of Pennsylvania or to any agency thereof, and/or for any wrongful diversion of the proceeds of the Gift Certificate Accounts in violation of law.

         29.      Access to Documents.
                  -------------------

                  Seller shall have the right, upon reasonable notice to Buyer and during regular business hours, to reexamine and copy any documents provided by Seller to Buyer pursuant to Seller's obligations under this Agreement to accommodate any audit which Seller may undertake or to which Seller must by law respond. This right shall expire six (6) years after Closing.

         30.      Return of Documents.
                  -------------------

                  If Buyer terminates this Agreement, Buyer shall promptly return to Seller all documents and items received by Buyer from Seller in connection with the transactions contemplated by this Agreement. The provisions this subparagraph 29 shall survive such termination.

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                                       41

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, intending to be legally bound hereby, as of the day and year first above written.


                                          SELLER:

                                          SPRINGFIELD ASSOCIATES,
                                          a Pennsylvania limited partnership

                                          By:  KSK-Springfield Associates, Inc.,
                                               its general partner


                                               By: /s/ Kenneth S. Kaiserman
                                                  ------------------------------
                                                       its President

                                          By:  Hope Byer Associates, Inc.,
                                               its general partner


                                               By: /s/ Hope Byer
                                                  --------------
                                                       its

                                          BUYER:

                                          PREIT RUBIN, INC.,
                                          a Pennsylvania corporation


                                          By: /s/ Jeffrey A. Linn
                                             --------------------
                                                  its Executive Vice President